Exhibit 10.1

Marconi Communications, Inc.

5900 Landerbrook Drive – Suite 300

Cleveland, Ohio 44124

CONSENT

Grande Communications, Inc.

401 Carlson Circle

San Marcos, Texas 78666

Attention: William E. Morrow

Vice Chairman & Chief Executive Officer

Re:	System Purchase Agreement, dated as of October 29, 2001, by and between Grande Communications, Inc. and Marconi Communications, Inc. (01-355-PUR) (as amended by the Letter Agreement, dated December 16, 2002, between Grande Communications, Inc. and Marconi Communications, Inc.)

Ladies and Gentlemen:

Reference is made to that certain agreement listed above (including all exhibits, schedules and amendments thereto, the “Existing Agreement”) by and between Grande Communications, Inc. (the “Consenting Party”) and Marconi Communications, Inc. (“MCI”). MCI plans to transfer and sell its North American Access Business (the “Access Business”) to Advanced Fibre Access Corporation (“AFAC”), a wholly-owned subsidiary of Advanced Fibre Communications, Inc. (“AFC”), pursuant to an asset sale and purchase agreement (“Purchase Agreement”) by and among MCI and certain of its affiliates and AFC and certain of its affiliates.

By signing this Consent, the parties hereto agree that:

1)	Consenting Party and MCI are deemed to have entered into a separate agreement for the provision by the Access Business of goods and services to the Consenting Party, with such separate agreement containing all of the terms and conditions of the Existing Agreement (including, without limitation, the effective date of the Existing Agreement), but applying only with respect to goods and/or services to be provided by the Access Business and such separate agreement is hereby amended to the extent necessary to achieve such intent (such separate agreement referred to as the “New Access Agreement”);

2)	the New Access Agreement will be assigned (without further notice to Consenting Party) to AFAC on the closing date (the “Closing Date”) of the transactions under the Purchase Agreement and such assignment will not be deemed a breach of, or a default under, any change of control provision, assignment provision or any other provision of the New Access Agreement or the Existing Agreement and will not cause a termination of or otherwise affect the New Access Agreement or the Existing Agreement;

3)	notwithstanding anything else contained herein, the parties hereto agree that, upon the closing of the Purchase Agreement, the New Access Agreement shall automatically be amended such that the minimum purchase obligations of the Consenting Party under Section 5.4 of the New Access Agreement shall be as follows for each calendar year listed:

2004	2005	2006	2007	2008	Total
$4,355,000	$5,650,000	$10,475,000	$11,600,000	$8,350,000	$40,430,000

4)	notwithstanding anything else contained herein, the parties hereto agree that, upon the closing of the Purchase Agreement, the New Access Agreement shall automatically be amended such that the fourth and fifth sentences of Section 5.4 of the New Access Agreement shall be deleted in their entirety;

5)	the parties hereto agree that any purchases of products by the Consenting Party under the Existing Agreement and/or the New Access Agreement from January 1, 2004 through and including the Closing Date shall be applied to the minimum purchase obligations of the Consenting Party under Section 5.4 of the New Access Agreement;

6)	AFAC will assume the obligations under the New Access Agreement to the extent such obligations arise and relate to the period from and after the Closing Date;

7)	AFC agrees that purchases of any of AFC’s products by the Consenting Party may be applied to the minimum purchase obligations of the Consenting Party under Section 5.4 of the New Access Agreement;

8)	the Existing Agreement remains in full force and effect; provided, however, that the Existing Agreement is hereby amended so as to delete the minimum purchase obligations of the Consenting Party under Section 5.4 of the Existing Agreement; and

9)	MCI will continue to be obligated under the Existing Agreement and for obligations under the New Access Agreement relating to the period before the Closing Date.

Please return this Consent to Marconi Communications, Inc., attention Cynthia S. Jacovetty, General Counsel (via facsimile at (440) 460-3788 or electronic mail to cynthia.jacovetty@marconi.com, in either case with a hard copy by U.S. mail or overnight courier to Marconi Communications, Inc., 5900 Landerbrook Drive, Suite 300, Cleveland, Ohio, 44124). This Consent shall be effective only upon the closing of the sale of the Access Business as described above.

* * * * *

If you are in agreement with the foregoing, please execute this Consent in the space provided below. This Consent may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

MARCONI COMMUNICATIONS, INC.		ADVANCED FIBRE ACCESS CORPORATION

By:	/s/ Cynthia S. Jacovetty	By:	/s/ Andy Sarwal

Name:	Cynthia S. Jacovetty	Name:
Title:	General Counsel – Americas	Title:

ADVANCED FIBRE COMMUNICATIONS, INC.

		By:	/s/ Andy Sarwal

Name:
Title:

Acknowledged and Agreed

This 20th day of Feb, 2004

GRANDE COMMUNICATIONS, INC.

By:	/s/ Joe C. Ross

Name:	Joe C. Ross
Title:	EVP Network Eng. & Ops

16 December 2002

Michael English

Vice-President

Marconi Communications, Inc.

2100 Reliance Parkway

Bedford, TX 76021

Re:	System Purchase Agreement dated October 29, 2001 (“Agreement”) between Marconi Communications, Inc. (“Marconi”) and Grande Communications, Inc. (“Grande”)

Dear Mike:

Pursuant to this letter agreement (which includes any exhibits attached hereto) and per Grande’s negotiations with you, William Webb, Tom Myers, Lyle Frank, and Erin Riblet, I am writing to confirm Grande’s agreement with Marconi to amend and supercede certain provisions of the Agreement, including, but not limited to, sections 5 (Pricing) and 13 (General Provisions). Even, though Grande and Marconi contemplate drafting and executing a more detailed amendment to the Agreement to include other items over the next several weeks, the parties have agreed to the items contained in this letter agreement.

First, the parties have agreed that for purposes of calculating any monetary commitments under the Agreement, including, without limitation, under sections 5.4 and 13.18, all monetary commitments shall be calculated using calendar years rather than beginning each new year on October 29th. The parties have also agreed to delete the minimum commitment amounts contained in the Agreement and replace them with those shown in the chart below. For each calendar year listed, Grande shall be obligated to fulfill its obligations, as amended in this letter agreement, under section 5.4 of the Agreement.

2002	2003	2004	2005	2006	2007	2008	Total
$8,000	$7,000	$7,000	$10,000	$15,000	$20,000	$10,000	$77,000

The attached and revised Exhibit B lists each of the Products, Systems and/or Services that Marconi currently offers for sale to Grande. The revised minimum monetary commitments contained herein are subject to the Access Business Unit (“Access Unit”) offering each of the Products, Services, and Systems listed in Exhibit B to Grande under the applicable terms and conditions of the Agreement. In the event that Marconi’s Access Unit is acquired by a third party or is spun out from Marconi and such Access Unit is not able to provide each of the Products, Systems or Services listed on Exhibit B consistent with the terms and conditions of the Agreement, then Grande is free to purchase such products, systems, or services from a third party and the applicable total for such Products, Systems or Services as listed on Exhibit B shall reduce dollar for dollar the minimum monetary commitments set forth above (“Reduction”).

Notwithstanding anything to the contrary (a) Marconi acknowledges and agrees that it hereby waives any and all rights and remedies against Grande for breach, if any, of any minimum monetary commitment under the Agreement, that may have occurred or may occur through the end of calendar year 2002 and (b) except as expressly provided in Section 1(A) of the revised Exhibit G, attached hereto and incorporated herein and which shall be amended to the Agreement as attached, Grande acknowledges and agrees it hereby waives any and all rights and remedies against Marconi for breach, if any, of Section 9.4 of the original Agreement (Product Enhancements) that may have occurred or will occur through March 31, 2003. Such waivers shall only apply to the specific instances or events waived and shall not act as a waiver of any subsequent instance or event.

Second, the parties have agreed to revise Exhibit B. Per the discussions between the parties on and before December 4, 2002, and through this letter agreement, and subject to the Reduction and an adequate agreement covering maintenance, support, warranty, services, and other related issues, between and among each of the Units, Grande shall make good faith efforts to purchase Marconi BBRS, Outside Plant and Power Products (collectively with the Access Business Unit “the Units”) through the Access Business Unit; notwithstanding anything to the contrary any purchases made by Grande from any of the Units shall be applied towards the annual minimum monetary commitment as amended above. The attached Product, Services, and Systems List with corresponding Prices and other terms specific to the Products being added shall be made part of Exhibit B and all purchases of Products, Systems and/or Services under the Agreement or otherwise from Marconi shall count and be credited towards the minimum purchase amounts defined in sections 4, 5, and 13.18 of the Agreement, as amended herein. The parties shall also amend Exhibit B, as required, to reflect additional products, systems, or other services that may be added upon mutual agreement of the parties. All Purchases of the Products, Services and/or Systems made pursuant to this letter or the Agreement, as amended, shall be purchases made under the Agreement, as amended, and the Agreement, as amended, shall control all obligations and rights of the parties. Except as expressly provided in paragraph three, notwithstanding anything to the contrary, nothing in this letter agreement shall be interpreted as waiving or limiting any rights that Grande may have under the Agreement as it relates to the purchase, delivery, support, maintenance, repair, or warranty of the Products, Services, or Systems. The parties agree and acknowledge that in the event that the Access Business Unit or any other Marconi Business Unit is transferred, assigned or otherwise acquired by a third party, except for Products sold by the Access Business Unit, Grande has not waived its ability and right under the Agreement, including, without limitation, under sections 11.5 and 13.18, to purchase third party products, systems or services that are similar to or competitive with such Products or Systems.

In consideration of the agreements set forth in this letter, but subject to Grande’s receipt from Marconi and the Third Party of all reasonably requested information and documents to ensure that the Third Party is proficient, capable and willing to perform all of Marconi’s obligations under the Agreement, Grande agrees, without unreasonable delay, to execute and deliver all necessary instruments reasonably requested by Marconi to evidence Grande’s consent to the transfer by Marconi to a third party acquiring the North American Access business (“Third

[1]	All capitalized terms used in this letter have the meanings given to them in the Agreement. The term “parties” means Grande and Marconi collectively.

Party”) of all of Marconi’s right, title and interest in, and obligations under the Agreement. If Grande grants the consent pursuant to the previous sentence, concurrent with the consummation of the transfer contemplated by the previous sentence, Grande shall release Marconi from all obligations under the Agreement but only to the extent that such obligations have been assumed by the Third Party. Grande will reasonably cooperate in executing and delivering any instruments that Marconi may reasonably request in connection with the transfer of all or any part of Marconi’s interest in the Loan and Security Agreement dated as of October 29, 2001, as amended, or the warrant issued in connection therewith.

Marconi and Grande each represent that they each respectively have the full power and authority to enter into this letter agreement and to carry out their respective obligations hereunder. This letter agreement contains the entire agreement of the parties with respect to the subject matter contained herein and hereby supersedes the Agreement with respect to the subject matter contained herein until such time as an amendment incorporating the terms of this letter into the Agreement is executed by the parties. In the event of a conflict between this letter agreement and the Agreement, this letter agreement shall prevail. Except as specifically provided herein, nothing herein should be construed as waiving any rights or remedies available to the parties at law or in equity and this letter shall not be construed as an election of remedies. The parties specifically reserve all rights and remedies available at law, in equity, or under the terms of the Agreement.

Please sign below to evidence your acceptance of and agreement to this letter and return an original signed copy to me at the address below. If you have any questions regarding the matters set forth herein, please do not hesitate to contact me directly.

Grande Communications, Inc.

/s/ William Morrow

William Morrow
CEO
December 16, 2002

Marconi Communications, Inc.

/s/ Michael W. English

Signature

Michael W. English

Printed Name

Vice President Finance Access Systems

Title

December 13, 2002

Date

EXHIBIT G

Product Enhancements

1.	(A) From December 13, 2002 until March 31, 2003, Marconi will provide labor at its costs of two hundred thousand dollars ($200,000), associated with (i) the installation of Marconi’s Product to provide a work-around solution at those ONU sites and associated HDT sites requiring the additional capacity associated with enhanced bandwidth management (EBM); or (ii) with any other work-arounds or Product-related issues that may arise or have arisen during the Term of the Agreement. During this same time, Grande will be responsible for the Product costs associated with providing the work-around at these sites. After March 31, 2003, the cost support as described in the Agreement, including, without limitation, section 9.4, will apply.

(B) Enhanced bandwidth delivery (“EBM Product”) in General Availability by 3/31/03. This relates to the increase in the line capacity of a single RDT from 672 to 1344 Lines (Mesa 4 cabinet from 1344 to 2688). Cost support by Seller pursuant to Section 9.4 to commence 3/31/03. To date the EBM Product has not been certified or made generally available and has not been accepted or certified by Grande.

2.	Return test port on OIU79 card via retrofit kit for existing cabinets. Delivery by 12/31/01. This will facilitate RF return path testing without interrupting the return path. (As of the 12/11/02 revision to this Exhibit, this has been completed.)

3.	MarcView integration or enhanced OSS system. Delivery by 1/15/02. MarcView is an OSS product that Marconi has deployed with other products. This will replace the existing DOS based, command line driven Supervisory System, (As of the 12/11/02 revision to this Exhibit, this has been completed.)

4.	Both parties agree to work cooperatively and collaboratively to reach resolution of the material issues listed below. Through such cooperative efforts, both parties agree these items will be resolved no later than December 31, 2003.

Optical Degrades

Optical Degrades and Optical Failures

CPU / DTU Alarms

EOC / TMC Link Drops

Card Failures

Voltage Transient OIU79 Failures

Notwithstanding anything to the contrary in this letter agreement, the $200,000 labor cost that Marconi has agreed to in section 1(A) of this exhibit does not in any way limit, or in any way effect, the delivery, support, maintenance, repair, or warranty of any of the Current Issues.

ADD REVISED EXHIBIT B

Marconi Agr. No. 01-355-PUR

SYSTEM PURCHASE AGREEMENT

This System Purchase Agreement (this “Agreement”) is made as of the 29 day of October, 2001, by and between Grande Communications, Inc., a Texas corporation located at 401 Carlson Cr. San Marcos, TX. 78666 (“Buyer”) and Marconi Communications, Inc., a Delaware corporation with a place of business at 5900 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124 (“Seller”) (Buyer and Seller are sometimes individually referred to herein as a “Party” and collectively as the “Parties”).

This System Purchase Agreement consists of the Terms and Conditions as well as the following exhibits:

1.	Applicable Exhibits:

Exhibit A – Specifications

Exhibit B – System Product List and Price List

Exhibit C – Technical Documentation

Exhibit D – Support and Maintenance

Exhibit E – Out-of-Warranty Repairs

Exhibit F – Training

Exhibit G – Product Enhancements

Exhibit H – Recommended Spare Parts List

Exhibit I – Grande 5 Year Product Requirements

2.	Number of Pages in this Agreement (excluding Exhibits): 14

The Seller and Buyer acknowledge that they have read and fully understand this Agreement and hereby agree to the terms of this Agreement.

SIGNED FOR AND ON BEHALF OF SELLER:		SIGNED FOR AND ON BEHALF OF BUYER:

MARCONI COMMUNICATIONS, INC.		GRANDE COMMUNICATIONS, INC.

Signature:	/s/ Valerie Gentile Sachs	Signature:	/s/ William E. Morrow

Name:	VALERIE GENTILE SACHS	Name:	William E. Morrow

Title:	EVP & GENERAL COUNSEL-AMERICAS	Title:	Chief Executive Officer

Date:	10 - 29 - 01	Date:	10/29/01

Marconi Agr. No. 01-355-PUR

SYSTEM PURCHASE AGREEMENT

This System Purchase Agreement (this “Agreement”) is made as of the      day of     , 2001, by and between Grande Communications, Inc., a Texas corporation located at 401 Carlson Cr. San Marcos, TX. 78666 (“Buyer”) and Marconi Communications, Inc., a Delaware corporation with a place of business at 5900 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124 (“Seller”) (Buyer and Seller are sometimes individually referred to herein as a “Party” and collectively as the “Parties”).

This System Purchase Agreement consists of the Terms and Conditions as well as the following exhibits:

1.	Applicable Exhibits:

Exhibit A – Specifications

Exhibit B – System Product List and Price List

Exhibit C – Technical Documentation

Exhibit D – Support and Maintenance

Exhibit E – Out-of-Warranty Repairs

Exhibit F – Training

Exhibit G – Product Enhancements

Exhibit H – Recommended Spare Parts List

Exhibit I – Grande 5 Year Product Requirements

2.	Number of Pages in this Agreement (excluding Exhibits): 14

The Seller and Buyer acknowledge that they have read and fully understand this Agreement and hereby agree to the terms of this Agreement.

SIGNED FOR AND ON BEHALF OF SELLER:		SIGNED FOR AND ON BEHALF OF BUYER:

MARCONI COMMUNICATIONS, INC.		GRANDE COMMUNICATIONS, INC.

Signature:	/s/ Valerie Gentile Sachs	Signature:

Name:	VALERIE GENTILE SACHS	Name:

Title:	EVP & GENERAL COUNSEL-AMERICAS	Title:

Date:	10 - 29 - 01	Date:

TERMS AND CONDITIONS

Seller designs, manufactures and distributes certain telecommunications systems and products, and Buyer desires to purchase such systems and products pursuant to the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration (the adequacy and sufficiency of which are hereby acknowledged) and intending to be legally bound hereby, the Parties agree as follows:

1.	DEFINITIONS

1.1.	“Documentation” shall mean all manuals and documentation related to any Product or System that are normally shipped along with the Product or System by Seller with respect to use, installation or maintenance of any Product or System as set forth in Exhibit C.

1.2.	“Forecast” shall mean a non-binding written forecast of Buyer’s expected purchase requirements for the Systems and Products as mutually agreed by Seller and Buyer.

1.3.	“Loan and Security Agreement” shall mean the Loan and Security Agreement as executed, among Grande Communications Holdings, Inc., Grande Communications, Inc. and Grande Communications Networks, Inc.; each financial institution or entity listed on the signature pages as a “Lender,”‘ including NTFC Capital Corporation and Marconi Finance Inc., and the other entities who may become parties as successors or assigns as provided; and General Electric Capital Corporation.

1.4.	“Prices” shall mean the prices for the Products set forth in Exhibit B as may be amended from time to time by mutual written agreement.

1.5.	“Products” shall mean those products, including hardware and software, and any System, listed in the Product List, attached hereto and made a part hereof as Exhibit B as amended from time to time upon the mutual written agreement of the Parties and shall include all upgrades and modifications to the Products developed during the Term of this Agreement which are made available to Seller’s other commercial customers purchasing similar volumes of Products.

1.6.	“Purchase Order” shall mean a written order issued by Buyer from time to time for the purchase of Products and Systems from Seller pursuant to this Agreement.

1.7	“Scheduled Shipment Date” shall mean the shipment date set forth in Seller’s acknowledgment of an accepted Purchase Order.

1.8	“Services” shall mean Seller’s training and in-warranty maintenance and repair services. Any engineering, installation, post warranty maintenance and repair services or other services provided by Seller shall be pursuant to specific terms and conditions to be mutually agreed in an addendum to this agreement.

1.9	“Specifications” shall mean the specifications for the Products and Systems to be sold to Buyer hereunder set forth in the Specifications attached hereto and made a part hereof as Exhibit A as amended from time to time upon the mutual written agreement of the Parties.

1.10	“Systems” shall mean those systems, including hardware and software, described in Exhibit B as amended from time to time upon the mutual written agreement of the Parties, and shall include all upgrades and modifications to the System developed during the Term of this Agreement which are made available to Seller’s other commercial customers purchasing similar volumes of Products.

1.11	“Term” shall mean the term of this Agreement as set forth in Section 12.1 hereof.

2.	SALE OF PRODUCTS AND SYSTEMS

2.1	Agreement to Sell. In accordance with the terms and conditions of this Agreement, Seller agrees to sell the Products and Systems, more specifically listed in Exhibit B to this Agreement, to Buyer and to fill all Purchase Orders for such Products and Systems received by Seller from time to time.

2.2	Inspection. With five (5) days written notice, Buyer and Seller shall schedule a mutually convenient time within fourteen (14) days from the date of Seller’s receipt of the notice, so that a Buyer representative may, during normal business hours, enter Seller’s manufacturing facility, for the purpose of reviewing such manufacturing facility, Product testing, and quality control. Seller agrees to use good faith reasonable commercial efforts to obtain approval for Buyer to review Seller’s subcontract manufacturers’ facilities.

3.	FORECASTS

3.1	Forecasts. Upon execution of this Agreement and within thirty (30) days following each calendar quarter during the Term of this Agreement, Buyer shall provide Seller with a monthly Forecast for the ensuing twelve (12) month period in the format as mutually agreed between Seller and Buyer. Seller shall utilize the forecast for its internal material planning requirements and to manufacture Products and Systems to be purchased by Buyer pursuant to this Agreement. The Forecast shall represent Buyer’s best estimate of its projected purchasing requirements based on the information then available to Buyer, but, except as otherwise provided in this Agreement, Buyer shall have no obligation to purchase the number of units set forth in the Forecast.

3.2	Profile of Product Requirements. Attached as Exhibit I is a profile of Buyer’s forecasted Product requirements for the next five (5) years (“Profile of Product Requirements”). The Profile of Product Requirements shall represent Buyer’s best estimate of its projected purchasing requirements based on the information then available to Buyer, but, except as otherwise provided in this Agreement, Buyer shall have no obligation to purchase the number of units set forth in Exhibit I.

4.	PURCHASE ORDERS

4.1	Placement of Purchase Order. All purchases of Products and Systems pursuant to this Agreement shall be by written Purchase Order which shall reference this Agreement and identify the Product and Systems to be shipped, state the unit price, unit quantities, requested shipping date, and shipping instructions. Buyer may from time to time change Purchase Order issued to Seller to revise specific details as set forth in Section 4.3. All Purchase Orders for forecasted Products and Systems must be received by Seller at least thirty (30) days prior to the requested shipment date. Seller must receive Purchase Orders for non-forecasted Products and Systems forty-five (45) days prior to the requested shipment date. Seller will use reasonable commercial efforts to fill within sixty (60) days a Purchase Order for other goods received within such sixty-day (60) period. Each Purchase Order shall be governed by the terms and conditions of this Agreement, and each Purchase Order will reference the Agreement.

4.2	Conflict in Purchase Documentation. In the event of a conflict between the provisions of this Agreement and the terms and conditions of a Purchase Order or Seller’s acceptance or other written communication, the provisions of this Agreement shall prevail.

4.3	Cancellation and Rescheduling. Buyer may reschedule a Purchase Order for up to sixty (60) days from the original scheduled delivery date for such order, provided that Buyer gives Seller notice twenty-one (21) days prior to the scheduled shipment date thereof. In the event Buyer: (a) cancels a Purchase Order; or (b) fails to meet any obligation hereunder causing cancellation of any Purchase Order; Buyer agrees to pay to Seller the following cancellation charges which will be applied to only that cancelled portion of the Purchase Order:

Cancellation Notice is Received:	Cancellation Charge (% of Buyer Purchase Price)
61 days or more prior to Scheduled Delivery Date	0%
31-60 days prior to Scheduled Delivery Date	5%
30 days or less prior to Scheduled Delivery Date	10%

Recognizing that the cancellation of any Purchase Order will cause damage to Seller in an amount that cannot be readily determined, the Parties agree that the foregoing charges represent a reasonable estimate of the damages to Seller which would result from such cancellation. Notwithstanding the foregoing, (a) there shall be no cancellation charges for correction of any typographical or clerical errors or change of location for delivery that Buyer provides to Seller prior to the date of shipping, (b) a notice from Buyer to Seller rescheduling delivery of all or part of a Purchase Order shall not be considered a cancellation of that Purchase Order, (c) any termination of this Agreement by Seller by reason of Buyer’s material default or insolvency shall be considered notice of cancellation of delivery of all unshipped Seller Products and the applicable cancellation charges, per schedule above, shall be payable by Buyer, and (d) Purchase Orders for non-standard catalog numbers and special items are final and non-cancelable.

5.	PRICES

5.1	Prices. The Prices shall be the amount set forth on Exhibit B hereto and shall be fixed for the Initial Term, subject to adjustment as set forth in Section 5.3 hereof. All Prices are F.O.B. shipping point. All freight and delivery costs will be in addition to the system or component prices shown in Exhibit B.

5.2	Taxes. The Prices do not include federal, state or local taxes, including sales, use, property, import/export, value added, excise or similar tax payments. Seller shall bill as a separate invoice line item all such taxes and Buyer agrees to pay and/or reimburse Seller for any such applicable taxes.

5.3	Price Protection. During the term of this Agreement, all Prices shall be no more than the prices charged by Seller to any other similarly situated customer for purchases of the Products in similar quantities during similar time frames and under similar terms and conditions. During the Initial Term, Seller may not increase any Prices without the written agreement of Buyer unless Buyer does not meet minimum purchase levels as defined in Section 5.4. In the event that Buyer or any of its wholly owned subsidiaries select and purchase additional products from Seller during the Initial Term, this same Article will apply to such additional products. Buyer acknowledges that substitution of other vendor’s products or components for those listed in Exhibit B may have a material effect on the Systems. Therefore, Buyer shall consult with Seller in advance of a decision by Buyer to substitute any other vendor’s product or component for a Seller’s Product or component, as listed in Exhibit B. In the event Seller determines that such substitutions will have a material effect on the System, such substitutions may result in revaluation and/or modification of the terms and conditions of this Agreement. Any such modification to the terms of this Agreement shall be upon mutual agreement of the parties, such agreement not to be unreasonably withheld.

5.4

Minimum Purchase. During the Initial Term, Buyer shall purchase and accept delivery of at least Eighty Million Dollars ($80,000,000) of Products from Seller (“Minimum Purchase”). Buyer’s minimum, annual purchase shall be $10,000,000.00 in year one, $10,000,000.00 in year two, $10,000,000.00 in year three, $20,000,000.00 in year four and $30,000,000.00 in year five. Purchase and acceptance of amounts greater than the minimum annual amounts defined above may be counted as part of the following year’s minimum annual purchase. Any purchase which has been placed with Seller by Buyer as of the effective date of this Agreement, including any purchase under the March 3, 2000 General Purchase Agreement, shall be credited toward satisfaction of Buyer’s Minimum Purchase obligation under this paragraph. Buyer shall receive dollar for dollar credit toward the Minimum Purchase for purchases invoiced prior to the execution of this Agreement to be applied in the following manner (i) invoiced purchases up to and including a total of $10,000,000 shall be applied to the year five minimum annual purchase amount stated above, and (ii) invoiced purchases over $10,000,000 shall be applied to the year one minimum annual purchase amount stated above. If Buyer’s failure to accept Products during any of the above defined periods is due to Seller’s inability to deliver Products as acknowledged, the undelivered amount will be counted toward the minimum purchase requirements for that period.

6.	PAYMENT TERMS

6.1	Payment. Seller shall issue an invoice to Buyer upon shipment of Products pursuant to a Purchase Order. Full payment of the Purchase Price for each Seller Product (including any freight, taxes or other applicable costs initially paid by Seller but to be borne by Buyer) shall be made by Buyer to Seller in United States dollars, net thirty (30) days from the date of invoice. Any invoiced amount which is not paid when due will bear interest at the rate of one and one-half percent (1 1/2%) per month, or the maximum rate allowable by law, whichever is less. Seller reserves the right to withhold additional shipments to Buyer, and/or impose additional credit terms, in the event that any payments to Seller are past due by sixty (60) days or more. Buyer shall pay all of Seller’s cost and expenses (including reasonable attorney’s fees) to enforce Seller’s rights under this Section. Seller will not unreasonably withhold shipment of small quantities of individual plug-in components needed by Buyer to maintain service delivery to existing customers. All invoices and packing slips from the Seller shall refer to the Buyer’s Purchase Order number for the invoices to be processed for payment.

6.2	Limitations on use of funds obtained in conjunction with the Loan and Security Agreement. Buyer may not use funds obtained from Marconi Finance, Inc. under the Loan and Security Agreement for any penalty fees or cancellation charges in this Agreement.

7.	SHIPPING TERMS AND RETURNS

7.1	Shipment in Accordance with Purchase Orders. Products and Systems will be shipped F.O.B shipping point. Seller will arrange for Products to be shipped to the ship-to address indicated on the Purchase Order in a manner consistent with the terms of this Agreement. No Products or Systems may be shipped earlier than five (5) business days prior to Schedule Shipment Date without Buyer’s approval. Seller shall not ship any partial orders without the prior written approval of Buyer.

7.2	Delay In Shipping Date by Seller. Except as provided in Section 6.1, Seller shall meet the Scheduled Shipment Date and shall notify Buyer promptly in the event of any delay. Buyer shall be entitled to a three percent (3%) discount for all line items that are shipped up to thirty (30) days after the Scheduled Shipment Date and five percent (5%) for all line items that are shipped later than thirty (30) days after Scheduled Shipment Date, and that were part of Buyer’s monthly forecasts or non-cancelable orders and ordered in accordance with Section 4 of this Agreement.

7.3	Packaging. All Products shall be carefully packaged by Seller for shipment pursuant to its then standard packaging protocols and such specifications as may reasonably be provided by Buyer. If additional specifications add cost, then Buyer shall pay to Seller such costs. All Seller Products delivered pursuant to the terms of this Agreement shall be packed for air freight shipment in Seller’s standard shipping cartons, marked for shipment to Buyer’s address set forth above, and delivered to a designated carrier, F.O.B., shipping point. Upon delivery to the carrier, risk of loss to the Products (and title to the hardware included in such Seller Products) shall pass to Buyer. Unless otherwise instructed in writing by Buyer, Seller shall select the carrier. All freight, insurance and other shipping expenses, as well as any special packing expense, shall be paid by Buyer. Seller will ship to Buyer’s primary place of business unless Seller has agreed in writing to ship to another location. Each shipment shall be accompanied by a packaging slip that will include the applicable Purchase Order number. The Seller will clearly mark all packages with the Seller’s part numbers that match the parts contained in the package and match the part numbers used on the Seller’s invoice. In the event that Buyer requests additional packaging specifications and Seller’s reasonable compliance with such specifications delay any shipments from Seller, Seller shall have no liability under Section 7.2 and Buyer shall not be entitled to any discount for delay in shipping.

7.4	Returns Due to Errors in Shipping. Buyer shall notify Seller in writing of any discrepancies in the shipment quantity. Seller shall be responsible for promptly shipping, at its sole expense, any missing components or Documentation to Buyer. If Products (shipped in excess of purchase order quantity) are to be returned to Seller pursuant to Sections 7.5 or 7.6, Buyer will be under no obligation to pay the purchase price or shipping costs for any such Product.

7.5	In-Warranty Returns. Seller shall accept returns of defective Products during the warranty period set forth in Section 10.1 hereof, and shall handle such Products pursuant to the warranty practice as specified in this Agreement.

7.6	DOA Returns. Within thirty six (36) months from date of delivery, any unit, not damaged due to misuse or mishandling or a Force Majeure event, which contains a defect of any kind or character, including without limitation any electrical or mechanical defect, or which fails to perform in accordance with the Product Specifications upon its first use shall be considered to be Dead on Arrival (“DOA”), and Seller shall accept return of and replace such defective Product with a new Product that performs in accordance with the Product Specifications within ten (10) business days from receipt of the returned unit. Seller agrees to maintain sufficient in-stock inventory of Products to satisfy this requirement. Seller shall be responsible for expenses directly associated with the return or replacement of the DOA Products, including the shipping charges for such DOA Products.

7.7	Title and Risk of Loss. Risk of loss or damage to the Products shall transfer to Buyer upon Seller’s delivery to Buyer’s carrier or carrier selected by Seller on Buyer’s behalf. Until such time as Seller is fully paid for the products, Buyer hereby grants to Seller a purchase money security interest in all products (including, without limitation, all “Products” as defined herein) purchased under this agreement. Seller is authorized to file all financing statements necessary or appropriate to perfect such security interest.

7.8	Expedited Shipments. If Buyer requests in writing expedited delivery of the Products under any Purchase Order, Buyer will pay expedited shipping costs and expenses, unless the expedited delivery is required because Seller is late in shipping the Product beyond the Scheduled Shipment Date, in which case, Seller will pay the expedited shipment costs.

7.9	Return Material Authorization. All returns by Buyer shall be processed in accordance with Seller’s Return Material Authorization procedure which shall be available upon request. Notwithstanding provisions 7.4 through 7.6 above, Products returned by Buyer without a Return Material Authorization shall be returned by Seller to Buyer at Buyer’s sole expense.

8.	PRODUCT SUPPORT SERVICES

During the Term, Seller shall provide support for the Products as set forth herein.

8.1	Manuals and Documentation. During the Term of this Agreement, Seller shall provide to Buyer, at no additional cost, up to twelve (12) paper copies, and reasonably unlimited electronic copies, of Seller’s documentation upon request from Buyer.

8.2	Product Approvals. Seller represents and warrants to Buyer that it shall obtain, and will continue to maintain, in good standing, all safety and regulatory Product approvals for all Seller Products sold under this Agreement. In the event that any of the Seller Product approvals falls into default or non-compliance, Seller shall take immediate steps to rectify same.

9.	TECHNICAL SUPPORT, TRAINING, AND PROBLEM RESOLUTION

Seller shall provide the following support and training for the Products during the Term and, with respect to support, for a period of five (5) years following termination of this Agreement unless otherwise provided below.

9.1	Seller Support Obligations. When requested by Buyer, Seller agrees to provide reasonable Product and System support and maintenance services to Buyer in accordance with Exhibit E, such support and services to include, the following:

(i)	Telephone technical support from Seller’s technical assistance center twenty-four (24) hours a day, seven (7) days a week.

(ii)	Seller will use reasonable commercial efforts to ship within twenty-four (24) hours of request of Product spare parts, as listed in Exhibit H.

(iii)	One (1) technical manager shall be assigned for each System location for the period of six (6) months prior to System launch until twelve (12) months following System launch. Each technical manager shall be available on-site, within twenty-four (24) hours of Buyer’s request. Buyer will pay reasonable travel and lodging expenses.

(iv)	Seller shall make available release notes, bug reports, maintenance releases, technical notes, application notes, product support bulletins and software patches, each in electronic format and promptly upon release.

(v)	During the Initial Term of this agreement, system software and hardware upgrades and enhancements which add new features or greater functionality and provide for additional revenue generation by Buyer, will be made available to Buyer at Seller’s then current pricing. Maintenance and fixes will be made available to Buyer at no additional cost.

(vi)	Product recommended spare parts and prices are set forth in Exhibit H hereto and shall be fixed for the Initial Term, subject to adjustment as set forth in Section 5.3 hereof. All Prices are F.O.B shipping point. All freight and delivery costs and taxes will be in addition to the component prices shown in Exhibit H.

(vii)	Seller’s rates for out-of-warranty repair Products are set forth in Exhibit E hereto and shall be fixed for the Initial Term, subject to adjustment as set forth in Section 5.3 hereof. All Prices are F.O.B shipping point. All freight and delivery costs will be in addition to the component prices shown in Exhibit E.

(viii)	Access to Seller’s TACtics online.

(ix)	At Buyer’s request, conduct a monthly product review to be held at Buyer’s facility no later than the 15th (fifteenth) of each month and attended by Seller’s Vice President of Operations or such person employed by Seller with sufficient knowledge and rank within Seller to report on and assess Seller’s progress to date on all aspects of product development

9.2	Training. Seller will provide at Seller’s facilities up to 32 seats in “turn up and maintenance” training classes during the Term for Buyer’s personnel. Seller will provide up to four (4) planning and engineering training classes per year, including a “Train the Trainers” course, during Term of this Agreement at Buyer’s planning and engineering facility. Maximum planning and engineering class size is 25 students. Additional training courses are set forth in Exhibit F. Seller shall provide the training set forth in this Paragraph for no additional charge to Buyer. Buyer shall be responsible for paying for any additional training provided by Seller. Buyer shall be responsible for all travel and living expenses for Buyer personnel at such training offered by Seller.

9.3

Corrective Plans. In the event that at any time during the Term of this Agreement, Buyer notifies Seller that a particular defect in a Product is occurring with a frequency reasonably unacceptable to Buyer, Seller will in good faith develop a corrective plan within 90 days of notice from Buyer, unless otherwise mutually agreed, that is designed to ensure that such defect will be corrected. When the corrective plan has been developed, Seller will promptly furnish Buyer with a copy thereof. Buyer will review the plan and will notify Seller either that the corrective plan is acceptable to Buyer, or that the corrective plan is unacceptable to Buyer, in which event such notice will identify with reasonable specificity those aspects of the corrective plan that are unacceptable and describe the modifications that would render the plan acceptable. In the event that Seller is, at any time, notified by Buyer that any corrective plan is unacceptable, Seller will proceed, promptly and diligently, to use reasonable commercial efforts to modify the corrective plan so that the plan is acceptable. When such modifications have been made, Seller will promptly furnish Buyer with a copy of the modified corrective plan. During the period following the initial notice of a defect by Buyer, Seller will take all reasonable actions necessary to enable Seller to implement the plan at the earliest possible time, such as design testing and process preparations. Upon Buyer’s approval of the corrective plan, Seller will ship Products to Buyer which implement the corrective plan as quickly as is practicable for equipment previously deployed as well as future installations. Nothing in this Section 9.3 shall abridge or modify any of Seller’s warranty, support, maintenance or other obligations set forth herein.

9.4	Product Enhancements. During the Term, Seller shall provide the enhancements to Products and Systems in accordance with Exhibit G as it may be amended in writing by agreement of the Parties. If Seller fails to meet the delivery dates set forth in Exhibit G, Seller will be liable for Buyer’s labor and Seller’s Product to provide a work-around solution at those ONU sites and associated HDT sites requiring the additional capacity and capabilities until Seller’s scheduled enhancement is in place. The Product Enhancements listed in Exhibit G are intended to increase revenue and/or reduce costs and the pricing for these Product Enhancements will be determined by Seller and made available to Buyer 30 days prior to the general availability date.

10.	LIMITED PRODUCT WARRANTY

10.1	Seller Product Warranty; Repair. Seller warrants to Buyer that the Seller Products provided hereunder (i) will be free of defects due to materials or workmanship, and will be compatible with all previous versions of the Product; (ii) will not contain any virus or other software or firmware routine designed to permit unauthorized access to the associated computer system, or to disable, erase or otherwise harm any components of the Product, or any time bomb, lockout key, drop dead device or other similar routine designed to disable a computer program; (iii) shall accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the twenty and twenty-first centuries, and the years 1999 and 2000 and leap year calculations. Furthermore, Seller’s electronic interfaces, when used in conjunction with Year 2000 compliant interfaces, shall accurately process date/time data if the other information technology properly exchanges date/time data with it. Products covered by this commitment shall mean hardware, software and bundled products of Marconi Communications, Inc. manufactured and sold after December 31, 1998. Products manufactured and sold before this date will be addressed on a product by product basis; (iv) will be assembled and fully function and perform in all material respects in accordance with the Product Specifications and, in each case, for a period of five (5) years from the date of shipment. Seller further warrants that the Services provided hereunder will be performed in a good and workmanlike manner in accordance with this Agreement (the “Limited Warranty”). Seller shall at Seller’s option either repair or replace the defective Product and will ship the repaired or replaced unit within ten (10) days from receipt of returned product. Except as to defective Products covered by paragraph 7.6, Buyer shall pay the cost of shipping the defective Product to Seller and Seller shall pay the cost to return the repaired or replaced Product to Buyer.

10.2	Other Supplier’s Warranties. The sole and exclusive warranty for other Products sold by Seller and provided by third party suppliers (“Other Suppliers”) shall be limited to the Other Suppliers’ express written warranty. Seller’s sole responsibility to Buyer for Other Suppliers’ Products shall be limited to the assignment of such warranties and assisting Buyer to enforce any such warranties.

10.3	Repaired or Replaced Product Warranty. The Limited Warranty will apply to any defective Product which has been repaired or replaced by Seller. Repaired or replaced Product provided to Buyer shall have the longer of (a) twelve (12) months from the date such repaired or replacement Product is received by Buyer, or (b) the end of the original Limited Warranty period for the Product unit.

10.4	Title Warranty. Seller warrants to Buyer that on the date that title to each Product passes to Buyer pursuant to this Agreement, Seller will convey to Buyer good and clear title to each unit of the Products purchased hereunder.

10.5	Disclaimer of any Other Warranties. THE WARRANTIES PROVIDED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS WARRANTY CONTAINS BUYER’S SOLE AND EXCLUSIVE REMEDIES AND IS EXPRESSLY IN LIEU OF ALL OTHER REMEDIES, WHETHER BASED IN LAW OR IN EQUITY.

11.	PRODUCT CHANGES

11.1	Buyer Requested Changes. Subject to mutual agreement between the Parties, the Parties may negotiate separate agreements for future technology development.

11.2	Product Change Notices. Prior to making any change to the Products that affects form, fit or function to be shipped to Buyer, Seller must obtain Buyer’s written consent, which shall not be unreasonably withheld. Seller will notify Buyer by way of a Product Change Notice (PCN). This is a formal document defining a required change to a product. This process ensures there is an accurate and efficient tracking of product changes in Buyer’s network. Telcordia Technologies, Inc document Generic Requirements for Product Change Notices (GR-209-CORE) provides the requirements for this process. At Buyer’s request, Seller will purchase this document for Buyer’s reference.

11.3	Product Discontinuance. Seller, at its sole discretion, shall have the right to modify, discontinue or add Seller Products at any time during the Term provided that Seller gives ninety (90) days prior written notice of such change to Buyer, including any revised or additional Specifications. During such ninety (90) day period, Buyer shall, in its sole discretion, have the right to make a one time buy of such discontinued Seller Product. Buyer shall have the right to schedule shipment of such one time buy over a period of six (6) months from the effective date of discontinuance. Except for Purchase Orders accepted by Seller, Seller shall be under no obligations to continue the production of any Product.

11.4	Continuing Availability of Replacement and Repair Product. Seller agrees to offer for sale to Buyer for a period of seven (7) years after the expiration date of this Agreement, replacement and repair Product which is equivalent in fit, form, and function to discontinued Products.

11.5	Competitive Technologies. During the Initial Term, producers of similar competitive technologies which are comparable to Products and Systems may develop significant improvements relative to the fit, form, function or economics of the Products and Systems. If Buyer becomes aware of such improvements that are commercially available in the open market, Buyer shall notify Seller, identify the improvements with specificity and provide Seller a one hundred and twenty (120) day period to evaluate Seller’s ability to achieve the benefits of the competing technology improvements through modifications to Products and Systems. Buyer shall cooperate with Seller in good faith during the evaluation period to reasonably assist Seller to identify and agree upon modifications to Products and Systems, including the time frame for delivery of the modifications. Seller will work with Buyer in good faith to provide solutions that are comparable to competing technologies. If, however, Buyer and Seller are unable to reach agreement at the conclusion of the evaluation period created in this paragraph, Buyer shall be free to purchase the competitive technology. Nothing in this paragraph, however, shall be construed to relieve Buyer from the obligations of this Agreement including, without limitation, paragraph 5.4.

12	TERM AND TERMINATION

12.1	Term. Except as otherwise provided herein, this Agreement shall begin as of the date first written above and continue for five (5) years (the “Initial Term”). After the Initial Term, this Agreement shall be automatically renewed for additional consecutive twelve (12) month periods (“Renewal Term”), unless earlier terminated pursuant to Section 12.2 below. All references in this Agreement to the Term, the term of this Agreement or term hereof are references to the Initial Term and any renewals thereto.

12.2	Early Termination. Either Party shall have the right to terminate this Agreement at any time upon the occurrence of any of the following events:

(i)	the failure of the other Party to perform any material term of this Agreement and to remedy such failure within thirty (30) days after written notice of such failure has been given by the non-defaulting Party. If Buyer is the defaulting Party, as contemplated by the Consent to Collateral Assignment of Purchase Agreement, dated on or about the date hereof (“Consent”), by and between Seller and General Electric Capital Corporation as administrative agent (together with its successors and permitted assigns in such capacity, “Administrative Agent”) for the Buyer’s lenders, Seller shall deliver a copy of such written notice to the Administrative Agent at the address specified in Section 13.4 of this Agreement concurrently with the delivery of such notice to Buyer; provided that Seller’s failure to deliver such notice to the Administrative Agent shall not impose any liability on Seller to Buyer or affect the validity or effectiveness of any notice delivered by Seller to Buyer hereunder; or

(ii)	the termination, dissolution, liquidation, bankruptcy or filing for bankruptcy of the other Party or its cessation to continue all or substantially all of its business affairs, provided no successor continues such Party’s operations; or

(iii)	following the Initial Term, upon at least ninety (90) days prior written notice by a Party to the other Party.

12.3	Survival. Any termination, cancellation or expiration of the Agreement shall not affect the licenses previously granted to Buyer, nor the provisions of Sections 10, 12, 13 and 14, and any other such provisions required to interpret the rights and obligations of the Parties arising prior to such termination, cancellation or expiration.

12.4	Effect of Termination. Except to the extent set forth in Sections 13.1 and 13.2 hereto, neither Party shall be liable to the other party hereto for damages, losses, indemnity, compensation or expenses of any kind or character whatsoever on account of the expiration or termination of this Agreement in accordance with the terms hereof, whether such damages, losses, costs or expenses arise from loss of prospective sales, or expenses incurred or investments made in connection with the establishment, development or maintenance of a Party’s business, creation of goodwill, markets and customers for the Products or any other reason whatsoever. Notwithstanding anything to the contrary contained herein, such expiration or termination shall not affect any claim, demand, liability or right of a Party arising pursuant to this Agreement prior to the expiration or termination hereof.

13.	GENERAL PROVISIONS

13.1

Indemnification. Seller will defend, at its expense, any action brought against Buyer to the extent that it is based on a claim that the proper use of the Seller Products infringes any United States patent or United States copyright, and Seller will indemnify Buyer from any costs, damages and fees finally awarded against Buyer in such action which are attributable to such claim. Buyer agrees to notify Seller promptly in writing of any claim, to permit Seller to defend, compromise or settle the claim and to provide all available information and assistance regarding such claim. Seller shall not be liable for any costs, expenses, damages or fees incurred by Buyer on such action or claim unless authorized in writing by

Seller. In the event that the use of any Product is enjoined, Seller shall, at its option and at its own expense, either (1) procure for the Buyer the right to continue using such Products, or (2) replace the same with non-infringing Products, or (3) modify the same to become non-infringing, or (4) refund a prorated amount paid by Buyer to Seller for such Products based on a five (5) year straight line depreciation rate. Notwithstanding the foregoing, Seller shall not be liable for any damages, costs or expenses arising from an alleged infringement resulting from the use of Product provided by Seller pursuant to custom specifications requested by Buyer or any third party. The remedies set forth in this Section shall constitute Buyer’s sole and exclusive remedy and Seller’s sole liability in connection with alleged infringement of any third party intellectual property rights.

13.2	Force Majeure. The Parties shall be excused from any delay or failure in performance hereunder caused by any labor dispute, government requirement, act of God, inability to secure materials and transportation facilities, and other causes beyond its reasonable control. In the event that such force majeure event occurs, the affected Party shall immediately notify the other. If such event causes a delay in delivery of the Products of greater than thirty (30) days, Buyer shall have the right to terminate any Purchase Orders affected by such event, or terminate this Agreement pursuant to its terms.

13.3	Confidentiality. Each Party agrees to observe complete confidentiality with respect to the Confidential Information of the other Party; not to disclose, or permit any third party or entity access to, the Confidential Information of the other Party (or any portion thereof) without prior written permission of the other Party (except such disclosure or access which is required to perform any obligations under this Agreement); and to insure that any employees, or any third parties who receive access to the Confidential Information of the other Party, are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing the Confidential Information of the other Party. Without limiting the foregoing, each Party agrees to employ with regard to the Confidential Information of the other Party procedures no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information. At the request of any Party or upon termination of this Agreement, the other Party shall return any and all Confidential Information of the requesting Party to the requesting Party. “Confidential Information” shall mean all proprietary technical or business information relating to either Party’s business, including copies, which is: (i) provided in documentary or by way of a model or in other tangible or intangible form; or (ii) disclosed orally or by demonstration or presentation including any note or record of the disclosure; or (iii) acquired by the receiving Party by any other means. Confidential Information includes but is not limited to data, know-how, formulas, algorithms, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, customer and distributor names, pricing information, marketing information, inventions and ideas.

13.4	Delivery of Notices. Except as otherwise specifically provided in this Agreement, all notices, demands and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand delivery, overnight courier, certified mail postage prepaid, or electronically transmitted and subsequently confirmed by certified mail postage prepaid to the Parties at the address shown on the first page of this Agreement with a copy to the Legal Department of each Party.

Grande Communications, Inc.	Marconi Communications, Inc.
Attn: Legal Department	Attn: Legal Department
421 Carlson Circle	5900 Landerbrook Drive, Suite 300
San Marcos, Texas 78666	Cleveland, Ohio 44124

Seller shall deliver a copy of any notice delivered by Seller pursuant to Section 12.2(i) to the following:

General Electric Capital Corp.

Telecom Financial Services

10 Riverview Drive

Danbury, CT 06810

Attention: Porfolio Manager

Telecopy: (203)749-4531

; or to such other address or entity serving as Administrative Agent as the Administrative Agent shall have specified to Seller pursuant to the Consent.

13.5	Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Texas, USA, without reference to the principles governing the conflicts of law applicable in that or any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods will not be applicable.

13.6	Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.

13.7	Assignment. Neither Party shall assign this Agreement to any third party without the prior written consent of the other Party, provided, however, that the merger or consolidation of one Party into, or the sale of all or substantially all of the assets of such Party to, a third party shall not be deemed to be an assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns.

13.8	Entire Agreement. This Agreement and its Exhibits express the entire understanding and agreement of both Seller and Buyer with respect to the subject matter hereof and supersede any and all previous agreements, including specifically the General Purchase Agreement dated March 3, 2000.

13.9	Interpretation. All references in this Agreement to a section are references to sections in this Agreement unless otherwise provided. Unless the context requires otherwise, words importing the singular shall include the plural and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trust, unincorporated organizations and corporations and vice versa. If this Agreement is translated into another language and there is a diversion of meaning between the English version and the other language version, the English version shall prevail.

13.10	Amendments and Waivers. No provision in this Agreement may be amended or waived except in writing signed by the authorized representatives of both Parties unless allowed elsewhere in this agreement. Any such waiver shall only apply to the specific instance or event waived, and shall not act as a waiver of any subsequent instance or event.

13.11	Relationship of the Parties. The Parties are independent contractors and neither Party is an employee, agent, or joint venture partner of the other. Neither Party shall have the right to bind the other Party, whether directly or indirectly, to any agreement with a third party or to incur any obligation or liability on behalf of such other Party whether directly or indirectly.

13.12	US Dollars. All monetary amounts expressed in this Agreement and the Exhibits attached hereto shall be in United States Dollars.

13.13	End-User Software License Agreement. Buyer is authorized to sublicense the Software to End-Users only under the terms and restrictions of the End-User Software License Agreement and hereby agrees to be bound by such terms and restrictions. Buyer shall require each End-User to receive and accept the End-User Software License Agreement as a condition precedent to the purchase and license of the Seller-Products. Seller has the right to review procedures for ensuring that End-Users enter into the End-User Software License Agreement and Buyer shall comply with all modifications to such procedures requested by Seller. Buyer agrees that it will accept the return of the Seller’s Products from End-Users who do not wish to be bound by the terms and restrictions of the End-User Software License Agreement and will return all monies paid by such End-Users for the returned Seller Products.

13.14	Remedies. Except as otherwise provided herein, no single or partial exercise of any right or remedy will preclude any other or further exercise thereof or of any other right or remedy provided for herein, at law or in equity. Except as otherwise provided herein, all rights and remedies are cumulative.

13.15	Nonsolicitation. During the term of this Agreement, neither party to this Agreement shall Actively Solicit the employment of any employee of the other Party, which employee was involved in the relationship between Buyer and Seller. For purposes of this Agreement, “Actively Solicit” means to initially call or to initiate contact in any other manner with an employee of the other Party for the purpose of inducing such employee to leave his or her present position, but such term shall not include as wrongful any contact with, interview or hiring of those employees who (a) have answered standard advertisements, (b) have already resigned their positions without inducement by the other Party, or (c) initiate the contact with the other Party regarding employment with that party.

13.16	Injunctive Relief. In the event that the breach by the other Party of any material provision of the Confidentiality Agreement; and failure to remedy such breach within thirty (30) days hereto after written notice of such failure has been given by the non-defaulting Party the non breaching party shall have the right to seek injunctive relief.

13.17	The parties acknowledge that there are terms in the Loan and Security Agreement specifically applicable to Buyer and Seller that may be relevant to the matters described in this Agreement. Notwithstanding the above, termination of the Loan and Security Agreement for any reason shall not relieve Buyer or Seller of its respective rights and obligations (if any) under this Agreement.

13.18	Preferred Vendor. For the term of this Agreement, Seller shall be the preferred provider to Buyer of all products listed on Seller’s published price lists to be appended to this Agreement, including but not limited to Seller’s Access, BBRS, Outside Plant, Power, and Optical Networks business units and all services provided by Seller. Any such products and services shall be provided pursuant to certain terms and conditions specific to each business unit to be mutually agreed upon in an addendum to this agreement. Subject to the provisions of Article 6, subpart 6.1(j) of the Loan and Security Agreement, invoices for all products purchased from Seller under this Agreement will count towards the draw down requirements of the Loan and Security Agreement. Only Products listed in Exhibit B (purchased from the Access business unit) will be credited towards the minimum purchase amount defined in Section 5.4 of this Agreement. As the preferred provider, Seller shall have the first right of refusal, but not the obligation, to provide such products and services to Buyer. Such first right of refusal for Seller is subject to Seller’s ability to provide the products and services, as the case may be, at market competitive prices, under satisfactory delivery standards and with the functionality required by Buyer. In the event Buyer reasonably determines that Seller’s prices are not market competitive, the delivery standards are unsatisfactory, or the functionality required by Buyer is not met for such products, Buyer shall notify Seller of the reason(s) for the determination in writing prior to procuring products from another source. Buyer shall have the final decision as to whether the Seller’s Product is acceptable, provided that the reasons given for refusing the Seller’s product is reasonable. The parties recognize that, without diminishing the importance or materiality of any other provision of this Agreement, this Section 13.18 is a material inducement to Seller’s entering into this Agreement.

14.	LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS, CLAIM, EXPENSE OR DAMAGE CAUSED BY, CONTRIBUTED TO OR ARISING OUT OF THE ACTS OR OMISSIONS OF THE OTHER PARTY OR THIRD PARTIES, WHETHER NEGLIGENT OR OTHERWISE. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ANY CAUSE OF ACTION WHATSOEVER UNDER THIS AGREEMENT EXCEED THE COST OF THE PRODUCT GIVING RISE TO THE CLAIM, WHETHER BASED IN CONTRACT, WARRANTY, INDEMNITY OR TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER SUCH INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUES, PROFITS OR OPPORTUNITIES), WHETHER ARISING OUT OF OR AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

EXHIBIT A

SPECIFICATIONS

The following document entitled “Deep Fiber HFC General Specifications” sets forth the specifications for the Products under this Agreement.

DEEP FIBER HFC GENERAL SPECIFICATIONS

Transmission Facility	Single mode fiber to a maximum of 12kft

System Capacity	672 channels- Typically serves 28 ONUs

Optical Span Facilities	One single-mode fiber

Optical Wavelength	1310 nm/ 1550 nm

Optical Source	Edge Emitting LED

Optical Receiver	InGaAs PIN diode detector

Service Capabilities	Single Party Message Telephone Service (SPMTS), coin, (coin first/dial tone first)

PBX CO trunks

PBX Tie Trunks

Direct Inward Dialing (DID)

Direct Outward Dialing (DOD)

Centrex Lines (CL)

Off-Premises Extension (OPX)

Off-Premises Station (OS)

WATS Line

WATS Trunks

Secretarial Lines (SL)

Foreign Exchange Lines (FX)

Foreign Exchange Trunks (FT)

DDS-Subrate, 19.2 kb/s, and 56 kb/s

Automatic and Manual Ringdown

Electronic Business Service (EBS)

ISDN (Basic Access)

ONU Powering	-130 VDC using 22 AWG copper pair

VF Impedence (ONU)	600 Ω in series with 2.16 µF

Ringing Output	17 - 28 Hz at 60 Vrms minimum open circuit

Number of Ringers	Up to 5 REN per channel; 15 REN maximum simultaneously / ONU

Insertion Loss	2.0- 4.0 dBm

VF Frequency Response	+1 to -0.5 dBrnc between 404 Hz and 2,804 Hz

Idle Channel Noise	20 dBrnc maximum

Echo Return Loss	18 dB minimum at HDT with ONU terminated with 600 Ω in series with 2.16 µF

Singing Return Loss	12dB minimum at HDT with ONU terminated with 600 Ω in series with 2.16 µF

Longitudinal Balance	55dB minimum

A1

Crosstalk (intelligible)	65dB minimum

Drop Length (ONU)	500Ω including telephone set

Dial Pulse Distortion	8- 12 pps; 58% to 64% break in; 55% to 70% break out; “A” leak condition

Environmental Temperature	(HDT)-40°F (-40°C) to +140°F (+60°C)

Environmental Temperature	(ONU)-40°F (-40°C) to +140°F (+60°C)

Environmental Humidity	5% to 95% non-condensing

Deep Fiber HFC

GRANDE COMMUNICATIONS Product Specifications

1.0 Headend RF Performance

1.1	Parameter	Performance Requirement

1.2	CTB (dBc)	-72.0

1.3	CSO (dBc)	-72.0

1.4	CNR (dB)	58.0

2.0 Headend to RDT Link Performance

2.1	Parameter	Performance Requirement

2.2	Maximum Power Launched (Single EDFA) (dBm)	15

2.3	Fiber Class	IV-A

2.4	Maximum Number of EDFAs[1]	4

2.5	Maximum Network Scope (km)	75

2.6	Maximum Single Fiber Length (km)	40

2.7	Minimum Return Loss (dB)	55

Note 1. Marconi or better

3.0 FOA Performance

3.1	Part No. (Description)	Parameter	Specification

3.2			Minimum / Maximum	Nominal

3.3	4102116Ln (FO 18 dBm, n Output)	Power Output, POUT (dBm)	18.0≤POUT≤19.0	18.2

3.4		CNR Degradation1., CNRFOA (dB)	0.0 < CNRFOA≤0.7	0.3

3.5		Power Consumption (W)		48

3.6		Power Received, PREC (dBm)	4.0 ≤ PREC ≤ 8.0	5.0

Note 1. 1550 nm power received Power Received, PREC, by Marconi OIU (dBm), -4.0 ≤ PREC ≤ 0.0

A2

4.0 SWX Performance

4.1	Part No. (Description)	Parameter	Specification

4.2			Minimum / Maximum	Nominal

4.3	4102107L2 (2X32 SWX)	1550 nm Insertion Loss, L1550 (dB)	17.8 ≤ L1550 ≤ 19.7	18.0

4.4		1310 nm Insertion Loss, L1310 (dB)	0.5 ≤ L1310 ≤ 2.0	1.3

5.0 OIU Performance at the RDT

5.1	Part No. (Description)	Parameter	Specification

5.2			Minimum / Maximum	Nominal

5.3	4102179L1	1310 nm Power Transmit, PTRANS-1310 (dBm)	-20.0≤PTRANS-1310≤-16.0	-18.0

5.4		1310 nm Power Receive, PREC-1310 (dBm)	-10.0≤PREC-1310≤-4.0	-7.0

5.5		Voltage (VDC)	-42<VDC<-56

5.6		Upstream Bandwidth1. (MHz)	7.5 - 42.0

Note 1. -6 dB cutoff frequencies

6.0 RCX Performance at the RDT

6.1	Part No. (Description)	Parameter	Specification

6.2			Minimum / Maximum

6.3	41-090-02 (RFX1S8)	5 - 42 MHz Insertion Loss, L5-42MHz(dB)	11.9 ≤ L5-42 MHz ≤ 12.5

6.4	41-090-03 (RFCMB1F4)	5 - 42 MHz Insertion Loss, L5-42MHz (dB)	6.8 ≤ L5-42MHz ≤ 7.2

6.5	41-090-04 (RFCMB2F8)	5 - 42 MHz Insertion Loss, L5-42 MHz (dB)	6.8 ≤ L5-42MHz ≤ 7.2

6.6	41-090-05 (RFCMB2S8)	5 - 42 MHz Insertion Loss, L5-42MHz (dB)	6.8 ≤ L5-42MHz ≤ 7.2

7.0 RDT to ONU Link Performance

7.1	Parameter	Performance Requirement

7.2	Fiber Class	IV-A

7.3	Maximum Fiber Length (km)	4.0

7.4	Maximum 1550 nm Span Loss (dB)	2.0

7.5	Maximum 1310 nm Span Loss (dB)	4.0

7.6	Minimum Return Loss (1550 and 1310 nm)(dB)	45

A3

8.0 Downstream RF Performance

8.1	Part No. (Description)	Parameter	Specification

8.2			Minimum / Maximum	Nominal

8.3	4102149L4(OIU49L4)	1310 nm Power Transmit, PTRANS-1310 (dBm)	-5.0≤PTRANS-1310≤-2.0	-3.5

8.4		1310 nm Power Receive, PREC-1310(dBm)	-27.0≤PREC-1310≤-15.0	-23.0

8.5		1550 nm Power Receive, PREC-1550 (dBm)	-4.0≤PREC-1550≤1.0	-2.0

8.6		RF Power at 550 MHz1. POUT 547MHz (dBmV)	42.0≤POUT 547MHz≤48.0	43.5

8.7		Tilt (55 - 550 MHz) (dB)1.	5.0≤Tilt≤7.0	6.0

8.8		Tilt (550 - 870 MHz) (dB)1.	1.0≤Tilt≤4.0	2.0

8.9		Downstream Bandwidth (MHz)	50 - 870

8.10		Voltage, VDC2.	-80<VDC<-138

Note 1. CW carriers at 3.1 % OMI, tested at card interface, 870 MHz benchmark is a CW carrier at 3.1 % OMI

2. Service dependent

8.0 Downstream RF Performance

8.11	Part No. (Description)	Parameter	Specification

8.12			Minimum / Maximum	Nominal

8.13	4102149L1 (OIU49L1)	1310 nm Power Transmit, PTRANS-1310 (dBm)	-5.0≤PTRANS-1310≤-2.0	-3.5

8.14		1310 nm Power Receive, PREC-1310 (dBm)	-27.0≤PREC-1310≤-15.0	-23.0

8.15		1550 nm Power Receive, PREC-1550 (dBm)	-4.0≤PREC-1550≤1.0	-2.0

8.16		RF Power at 550 MHz1., POUT 547MHz (dBmV)	37.0≤POUT 547MHz≤43.0	38.0

8.17		Tilt (55 - 550 MHz) (dB)1.	5.0≤Tilt≤7.0	6.0

8.18		Tilt (550 - 870 MHz) (dB)1.	1.0≤Tilt≤4.0	2.0

8.19		Downstream Bandwidth (MHz)	50 - 870

8.20		Voltage, VDC2.	-80<VDC<-138

Note 1. CW carriers at 3.1 % OMI, tested at card interface, 870 MHz benchmark is a CW carrier at 3.1 % OMI

2. Service dependent

A4

9.0 Return Path Performance

9.1	Part No. (Description)	Parameter	Specification
9.2			Minimum / Maximum	Nominal
9.3	4102149L4 (OIU49L4 to RCX Input)	Upstream Bandwidth (MHz)[1].	7.5-42.0
9.4	(OIU49L4 to OIU79L1)	Noise Power Ratio – 35 MHz Effective Bandwidth, NPR33MHz (dB)	NPR35MHZz≥40
9.5	(OIU49L4 to OIU79L1)	Dynamic Range – 35 MHz Effective Bandwidth, (dB)	>7dB
9.6	(OIU49L4)	Input Power Density – 35 MHz Effective Bandwidth, PIN, (dBmV/Hz)	-56.0≤PIN≤-49.0
	(OIU49L4 to OIU79L1)	Noise Power Ratio – 6 MHz Effective Bandwidth, NPR6MHz (dB)	NPR6MHz≥47
9.5	(OIU49L4 to OIU79L1)	Dynamic Range – 6 MHz Effective Bandwidth, (dB)	>7dB
9.6	(OIU49L4)	Input Power Density – 6 MHz Effective Bandwidth, PIN, (dBmV/Hz)	-48.0≤PIN≤-41.0
9.6	(OIU49L4 to OIU79L1)	Frequency Response	+ /-ldB
9.7	(OIU49L4 to OIU79L1)	Upstream Gain, G (dB)	18.0≤G≤22.0
9.3	4102149L1 (OIU49L4 to RCX Input)	Upstream Bandwidth (MHz)[1].	7.5-42.0
9.4	(OIU49L1 to OIU79L1)	Noise Power Ratio –35 MHz Effective Bandwidth, NPR33MHz (dB)	NPR35MHz≥40
9.5	(OIU49L1 to OIU79L1)	Dynamic Range – 35 MHz Effective Bandwidth, (dB)	>7dB
9.6	(OIU49L1)	Input Power Density – 35 MHz Effective Bandwidth, PIN, (dBmV/Hz)	-56.0≤PIN≤-49.0
	(OIU49L1 to OIU79L1)	Noise Power Ratio – 6 MHz Effective Bandwidth, NPR6MHz (dB)	NPR6MHz≥47
9.5	(OIU49L1 to OIU79L1)	Dynamic Range – 6 MHz Effective Bandwidth, (dB)	>7dB

A5

9.6	(OIU49L1)	Input Power Density - 6 MHz Effective Bandwidth, PIN, (dBmV/Hz)	-48.0≤PIN≤-41.0
9.6	(OIU49L1 to OIU79L1)	Frequency Response	+ /-1 dB
9.7	(OIU49L1 to OIU79L1)	Upstream Gain, G (dB)	18.0≤G≤22.0

Note 1. -6 dB cutoff frequencies

10.0 Headend to ONU Link Performance

	Parameter	Specification
		Minimum / Maximum	Nominal
10.1	CNR Average, All Channels, 3.1 % OMI, CNRAVG (dB)	48.5<CNRAVG<50.0	49.5
10.2	CNR, Single Channel Worst Case, 3.1 % OMI, CNRwc (dB)	48.0≤CNRwc≤49.5	49.0
10.3	CSO Average, All Channels, 3.1 % OMI, CSOAVG (dBc)	-56.0≤CSOAVG≤-53.0	-54.5
10.4	CSO, Single Channel Worst Case, 3.1 % OMI, CSOwc (dBc)	-55.5≤CSOwc≤-52.5	-53.5
10.5	CTB Average, All Channels, 3.1 % OMI, CTBAVG (dBc)	-56.0≤CTBAVG≤-53.0	-54.5
10.6	CTB, Single Channel Worst Case, 3.1 % OMI, CTBwc (dBc)	-55.5≤CTBwc≤-52.5	-53.5

Note 1. 77 CW carriers at 3.1% OMI, 33 64 QAM carriers at 1.5 % OMI

11.0 Power Pair Requirements

11.1	Part No.	Specification
11.2		Distance RDT to ONU (ft.)	No. of 22 Gauge Power Pairs
11.3	4102149L1	3,500	1
11.4	4102149L1	7,000	2
11.5	4102149L1	10,500	3
11.6	4102149L4	3,500	1
11.7	4102149L4	7,000	2
11.8	4102149L4	10,500	3

12.0 Configuration Drawings

12.1		Specification
12.2	Part No.	Configuration Drawing
12.3	FOO3191 (MESA4)	J-C0440
12.4	FO03190 (MESA6)	J-C0441

A6

The downstream RF performance characteristics of the Deep Fiber HFC system can be realized in the following tables. This performance expectation is based on a fundamental system configuration including a Marconi Specified Transmitter and does not include the cascading of multiple EDFAs between the Marconi FOA at the transmitter and the FOA at the RDT.

13.0 CNR Characteristics 1., 2., 3., 4., 5., 6., 7.

13.1	CNR Input to Transmitter	CNR Output at ONU
13.2	65.0	50.8
13.3	64.0	50.8
13.5	63.0	50.7
13.6	62.0	50.7
13.7	61.0	50.6
13.8	60.0	50.5
13.9	59.0	50.4
13.10	58.0	50.2
13.11	57.0	50.0
13.12	56.0	49.8
13.13	55.0	49.5
13.14	54.0	49.2
13.15	53.0	48.9
13.16	52.0	48.5
13.17	51.0	48.0
13.18	50.0	47.5
13.19	49.0	46.9
13.20	48.0	46.2
13.21	47.0	45.5
13.22	46.0	44.8

Note 1. Analog channel load: 80 channels at 3.1% OMI

2. Digital channel load: 54 channels at 1.55% OMI

3. Transmitter output: 7 dBm into Marconi FOA

4. Fiber length (transmitter to RDT): 25 km

5. PREC RDT FOA: 5 dBm

6. Fiber length (RDT to ONU): 4 km

7. PREC-1550 ONU OIU: -4.0≤PREC-I550≤0.0

A7

14.0 CSO and CTB Characteristics 1., 2., 3., 4., 5., 6., 7.,

14.1	CNR Input to Transmitter	CNR Output at ONU
14.2	75.0	55.1
14.3	74.0	55.0
14.5	73.0	54.9
14.6	72.0	54.7
14.7	71.0	54.6
14.8	70.0	54.4
14.9	69.0	54.2
14.10	68.0	54.1
14.11	67.0	53.8
14.12	66.0	53.6
14.13	65.0	53.4
14.14	64.0	53.1
14.15	63.0	52.8
14.16	62.0	52.5
14.17	61.0	52.1
14.18	60.0	51.8
14.19	59.0	51.4
14.20	58.0	50.9
14.21	57.0	50.5
14.22	56.0	50.0

Note 1. Analog channel load: 80 channels at 3.1% OMI

         2. Digital channel load: 54 channels at 1.55% OMI

         3. Transmitter output: 7 dBm into Marconi FOA

         4. Fiber length (transmitter to RDT): 25 km

         5. PREC RDT FOA: 5 dBm

         6. Fiber length (RDT to ONU): 4 km

         7. PREC-1550 ONU OIU: -4.0 ≤ PREC-1550 ≤ 0.0

NETWORK MANAGEMENT ALARMS:

Environmental (all), DS1 Alarms (BER, AIS, loss of signal); loss of light, C-N threshold alarm; common equipment card fails, standard TLI messaging; battery low conditioning; loss of AC charger; generator run; loss of RF; high AMP draw; 30-configurable environmental contacts/RDT; light and AGC limit alarms. Immediate ALL.

A8

EXHIBIT B

SYSTEM PRODUCT LIST and PRICE LIST

The following document sets forth the pricing for the Products available for purchase under this Agreement.

MESA Cabinet

	MOD-841	MESA 4 Cabinet Kit	$30,000.00
1	J-C0440L2	MESA4 Cabinet, wired for 1344 lines (FITL)
4	486530400	Vortex 15amp Rectifier Module
2	J-C0440L24	Mux Powering Cable
4	J-C0440L33	(4) Johnson Controls 12V 79AH Batteries
2	J-C0440L41D	Telect 56 Port DSX
2	J-C0440L45	DSX Power Cabling
1	J-C0440L68	6” SWX Shelf with Video Wiring
1	J-C0440L68A	6” SWX Shell
1	J-C0440L70	FITL Power Upgrade Kit
1	J-C0441L71	Alm, X-Conn to DISC*S
1	JC0440L72	RCX Shelf/RF Return
1	J-C0440L75	Cable RCX / TX 12 ft.
1	J-CO440L76	Fiber Jumper Kit for Mux Mounted in Bay 4
1	J-C0440L77	Fiber Jumpers Sys 1 / OCS 1-3
1	J-C0440L78	Fiber Jumpers Sys 1 / OCS 4-7
1	J-C0440L79	Fiber Jumpers Sys 2 / OCS 1-3
1	J-C0440L80	Fiber Jumpers Sys 2 / OCS 4-7
1	65-108-08L1	DS-1 Cable Assembly
14	J-C0440L14	Optical Channel Shelf

Supporting MESA Cabinet Components

	OCS-COM-05	OCS Common Cards	$250.21
1	41-020-50	OMU1B
1	4102031E	OPU2E
	MOD-303	Common Shelf Card Kit	$6,100.29
2	4100880D	PCU1D - Power Converter Unit
2	4100840P	LIU1P - Line Interface Unit
6	41-008-45	LSU, Line Suppressor Unit
2	4140860B	CPU3B - Central Processor Unit
2	4140861A	SPU2 - Signal Processor Unit
2	4120870A	TRU1, Transmit/Receive Unit
1	4100883C	MU2C - Maintenance Unit
1	41-108-87	AU3 - Alarm Unit
0	4102179A1	OIU79 HDT - Optical Interface Unit	$350.00
0	4102107L2	Splitter/WDM 32 Fiber Connectorized	$5,550.00
0	41-090-05	Dual 1x4 RF Combiner Module	$125.00
0	41-090-02	8-Port RF Combiner Module	$80.00
0	F004210	MESA 4 Template	$318.00
0	F003813	Juice Box	$1,560.00
0	F003499	Juice Box Template	$83.20
0	4102116L4	AM-VSB EDFA Shelf (4-Port)	$25,000.00

B1

Optical Network Unit Components

	MOD-ONU-RF	ONU Card Kit (Voice, Video & RF Return)	$1,200.00
1	4102149A4	OIU49 ONU - Optical Interface Unit
1	4102052D	DTU1D
1	4102081E	NPC2E
0	F112703	Low Profile Pedestal	$149.00
0	F112659	ONU Internals (Low Profile Single Family )	$251.00
0	F112716	Coax Adapter Kit	$19.00
0	F778762	12B Splice Enclosure	$80.00
0	F592627	Fiberseal Bracket	$7.08
0	F014025	R3B1E Protector Module (Black)	$2.00
0	F014023	R3B3E Power Pair Protectors (Red)	$2.50
0	41-020-99	QCU60, Quad POTS Card	$360.00

MAS SONET Equipment (note 1 year warranty for MAS)

	IS-XTS-OC3	MAS Sonet Multiplexer	$10,361.50
1	800307	NMCU Network Monitor and Control Card
2	800362	BIU-155 (OSR XTS/XTD Buffer Card)
2	800310/3 SC	OC3 OAU-IR 1310nm Optics Card - 13Db. SC
4	800320/4 B	DSSR 4 (4 DS1 Mapper DSX) - BITS Support
1	800350/2	PSCU-28 (28 DS 1 Protection Swich Unit)
3	800676	NE S/W v.5.7 (OC 3 S/W for NMCU)
1	800110	Fiber Management Spool Kit
1	800112	Cable Guide Cover for 23” Rack (2)
1	800772/10	10ft Cable - Amphenol-Amphenol Male-Male

Central Office Terminal Components

	KGC-COT	COT Common Shelf Kit equipped with:	$3,377.00
1	J-C0443L1	T’ Bay Wired for (1) COT Common Shelf
	KGC-SS	Supervisory Management System	$12,720.00
1	JCS443L9	Supervisory System Element Manager
1	4105048	Feature Package 1070 Software
	COT-COM-CD	Common Cards for COT	$4,438.00
1	4100880D	PCU1D - Power Converter Unit
1	4100840P	LIU1P-Line Interface Unit
1	4120860B	CPU3B - Central Processor Unit
1	4120861A	SPU2 - Signal Processor Unit
1	4100870	TRU1, Transmit/Receive Unit
1	4100883C	MU2C - Maintenance Unit
1	41-108-86	AU3 - Alarm Unit

B2

EXHIBIT C

Technical Documentation

Marconi Communications Technical Documentation can be purchased as a CD-ROM or binder set. When the CD-ROM is updated, the new release will be sent to the individual on the distribution list.

For questions concerning orders, the part numbers, issue numbers or literature content; please contact Rachell Haines Communications Customer Service Representative at (972) 916-4233.

Technical Documentation Library - CD-ROM

Marconi Communications Part Number	Title	Price
	Complete Technical Documentation Library on CD-ROM
363-230-000/5.1
	Note: All documents listed as included in the Binder Set and individual miscellaneous documents on subsequent pages are included on the CD-ROM.	$0

C1

1.1.1.1.1 DISC«S Binder Set

Marconi Part Number	Title	Price	Issue No.	Issue Date
363-250-000/5.1	DISC«S Binder Set	$0	6	6/99
363-250-001/5.1	DISC«S Planning & Engineering Binder Includes:	$0	3	6/99
363-255-100	DISC«S General Description	$0	4	4/98
363-265-100	DISC«S MX General Description	$0	2	8/98
363-250-110	DISC«S TR-303 Application Engineering	$0	1	5/97
353-265-200	DISC«S MX Application Engineering	$0	2	8/98
363-260-020/5.1	Supervisory System Binder Includes:	$0	3	6/99
363-250-350/5.1	Supervisory System Description, Installation & Turnup	$0	2	8/98
363-250-610/5.1	Supervisory System Administration	$0	2	8/98
363-260-251/5.1	Supervisory System User’s Manual	$0	3	6/99
363-250-002/5.1	DISC«S Central Office Terminal Installation & Maintenance Binder Includes:	$0	4	6/99
363-250-300	Central Office Terminal Installation	$0	2	6/99
363-250-301	COT Acceptance & Turnup	$0	7	6/99
363-250-501/5.1	End to End Test Procedures	$0	3	6/99
363-250-500/5.1	DISC«S Maintenance & Trouble Clearing	$0	3	6/99
363-252-402	Channel Unit Installation Procedures	$0	4	6/96
363-250-003/5.1	DISC«S Remote Digital Terminal Installation & Maintenance Binder Includes:	$0	4	6/99
363-250-400	RDT Installation	$0	5	6/99
363-250-401	RDT Acceptance & Turnup	$0	10	6/99
363-258-400	High Density DISC«S Installation	$0	1	9/00
363-258-401	High Density DISC«S Acceptance & Turnup	$0	1	9/00
363-250-501/5.1	End to End Test Procedures	$0	3	6/99
363-250-500/5.1	DISC«S Maintenance & Trouble Clearing	$0	3	6/99
363-256-260	Deep Fiber HFC Users Guide	$0	1	9/00
363-252-402	Channel Unit Installation Procedures	$0	4	6/96

C2

Marconi Part Number	Title	Price	Issue No.	Issue Date
363-252-005	DISC«S Channel Units Binder Includes:	$0	10	6/99
363-252-701	DCU 10/101 Description, Application & Installation	$0	1	10/95
363-252-702	DCU 20 Description, Application & Installation	$0	2	10/98
363-252-703	DCU 28 Description, Application & Installation	$0	2	2/99
363-252-704	DCU 30/301 Description, Application & Installation	$0	3	3/99
363-252-705	DCU 33 Description, Application & Installation	$0	1	10/95
363-252-706	DCU 36 Description, Application & Installation	$0	2	5/96
363-252-707	DCU 37/371 Description, Application & Installation	$0	1	9/95
363-252-708	DCU 38 Description, Application & Installation	$0	2	11/95
363-252-731	DCU 44 Description, Application & Installation	$0	2	1/99
363-252-709	DCU 61 Description, Application & Installation	$0	1	11/95
363-252-740	DCU 103 Description, Application & Installation	$0	1	10/97
363-252-725	DFU 28 Description, Application & Installation	$0	2	10/96
363-252-710	SCU 1 Description, Application & Installation	$0	2	11/95
363-252-711	SCU 3 Description, Application & Installation	$0	2	1/96
363-252-712	SCU 4 Description, Application & Installation	$0	2	3/96
363-252-713	SCU 12 Description, Application & Installation	$0	2	5/96
363-252-714	SCU 13 Description, Application & Installation	$0	5	1/99
363-252-715	SCU 22/221 Description, Application & Installation	$0	1	9/95
363-252-737	SCU 27 Description, Application & Installation	$0	3	1/99
363-252-729	SCU 41 Description, Application & Installation	$0	1	1/98
363-252-716	SCU 52 Description, Application & Installation	$0	4	6/98
363-252-717	SCU 57 Description, Application & Installation	$0	3	9/98
363-252-720	SFU 3 Description, Application & Installation	$0	2	10/96
363-252-721	SFU 4 Description, Application & Installation	$0	2	10/96
363-252-722	SFU 13 Description, Application & Installation	$0	2	1/99
363-252-723	SFU 22 Description, Application & Installation	$0	2	8/96
363-252-724	SFU 52 Description, Application & Installation	$0	2	6/96
363-252-728	QCU 20 Description, Application & Installation	$0	1	8/97
363-252-738	QCU 60 Description, Application & Installation	$0	1	6/98

C3

EXHIBIT D

SUPPORT AND MAINTENANCE

Marconi Global

Managed Services

Customer

Support Guide

Revision 3.0

September, 2000

All information contained in this Exhibit D is for reference only. The terms contained in this Exhibit D and services proposed herein are subject to amendment upon mutual agreement of the parties.

D1

Table of Contents

MARCONI Global Managed Services (GMS) Support Programs	2

Marconi Support	5

System Support Programs	5
Marconi 10x5 Business Response System Support	5
Marconi 24x7 Strategic Response System Support	5

System Support Features	5

TACtics Online	5
Hardware Support	7
Three-day (Business Days) Return-to-Factory RMA Service	7
Advance Replacement	7
4 Hour Parts Support	7
4 Hour Parts and Service Support	7
Hardware Maintenance Options	8

Ordering Information	8

Training Services	8
Payment Policy	10

Marconi Services	10
Plan – Consulting Services	10

Consulting	10

Build – Implementation Services	11
Daily and Hourly Rates	13

Field Network Engineering Services (FNES)	13
Dispatched Network Engineering Services	13

Dedicated Network Engineering Services	14
Operational Value-add Services	14

Appendix A: Hardware Maintenance Parts Only Option Response Areas	15

Appendix B: Hardware Maintenance 4 Hr. Parts and Service Support Option - Response Areas	16

Appendix C: Marconi Services Observed Holiday Schedule	16

MARCONI Global managed Services (GMS) support Programs

Marconi GMS offers a comprehensive set of support programs designed to support Marconi customer’s networking solution through comprehensive hardware and software services from installation through their operational life cycle.

SUMMARY:

The goal of Marconi Services’ Global Managed Services (GMS) is to provide world-class comprehensive support and service to our customers and partners worldwide.

To make this happen, Marconi has a comprehensive package of technical support, consulting, and training services.

This document provides an overview of these service and support programs.

D2

Marconi Support

Marconi customers are encouraged to subscribe to the Marconi Customer Support Program. The Marconi Customer support program offers access to the full range of Marconi Technical Support capabilities for a fixed annual fee. Marconi Support is offered in different levels according to your business needs.

Education Services

Marconi’s goal is that customers have the information needed to properly understand and operate their own network infrastructure. Quality technical training is an important aspect of Marconi’s overall support strategy as properly trained customers can design and support their own network better than anyone else.

System Installation Services

Marconi offers on-site installation support covering the installation, configuration, and orientation of key personnel.

Customized Service Programs

Marconi offers a variety of customer services available on an as-needed basis. These services include professional network consulting and primary site support.

Marconi’s Technical Support

Marconi’s TAC is the focal point of Marconi support. Our Technical Support Engineers (TSEs) possess detailed knowledge of the complete product family and all aspects of internetworking technology. Marconi TSEs staff our global TAC centers located around the world:

•	Australia, Sydney

•	Canada, Montreal

•	Germany, Backnang

•	Ireland, Dublin

•	Italy, Latina

•	Japan, Tokyo

•	United Kingdom, Coventry

•	United Kingdom, Liverpool

•	United States, Cleveland

•	United States, Dallas

•	United States, Pittsburgh

In addition to the TAC personnel, Marconi also has field-based Network Engineers and Systems Engineers available to assist with pre- and post-sales issues.

The TAC consists of five groups: Level 1, Level 2, Level 3 and Level 4 TAC Support Groups, and Return Material Authorization (RMA) Group.

Level 1 Support

The Level 1 Support group is the first point of contact into Marconi’s TAC. These individuals take the first call, and ensure that the proper information is entered into the Call Tracking System (“CTS”). Additionally, they assist End-Users with simple configuration and problem resolution.

Level 2 Support

Once a case has been entered into the CTS, a Marconi TSE handles the case. TSEs are grouped according to product type and it is their job to work a case to closure or escalate to the Level 3 Support Group. This strong teaming aspect within the TAC, and within the product groups, develops additional experience and leadership.

TSEs have access to a variety of labs with Marconi equipment, as well as equipment from other vendors, to assist in recreating the specific problem an End-User may be experiencing. In addition to the equipment in the labs, the engineers have access to the most modern analysis tools from traffic generators to high-speed protocol analyzers.

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Level 3 Support

This team is the escalation point from the Level 2 Support Group to ensure that problems are solved in an expeditious time frame and Partner satisfaction is maintained.

This group consists of senior Network Analysts dedicated to working on critical network problems. This organization is responsible for ensuring all available resources are applied to the problem so that a resolution can be reached as quickly as possible for all escalated cases.

Level 4 Support

Level 4 Support consists of Product Engineering and Development. Problems escalated into these organizations are complex issue analysis and resolution requiring hardware, firmware, and/or software fixes.

Level 4 Support is ensures that all available resources are applied to the problem so that a resolution can be reached as quickly as possible for all escalated cases. Access to this group is via the Level 3 Group.

TAC Access

When a call is directed to the TAC, Level 1 Support will ensure that the folio wing happens:

•	The call is logged into the Call Tracking System with appropriate information

•	The call is assigned a case number

•	A TSE is assigned to the case

•	The TSE owns the case and:

•	works with the customer to answer questions

•	provides advice on system use

•	assists with system configuration

•	rectifies a system malfunction

Cases opened in the TAC are given a severity level agreed upon between the TSE and the customer as follows :

Severity Level	Production Network	Test/Development Network	Commitment
Critical	Network is down.No workaround is available. Production has stopped.		Marconi and Customer work 24 x 7 to resolve situation

High	Network functionality is severely limited. No workaround is available.	Network is down, or functionality is severely limited. No workaround is available.	Marconi and Customer work to dedicate resources during normal business hours to resolve situation.

Medium	Limited functionality, but a workaround is available.

Low	General questions, enhancements, and/or documentation errors.

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Based on the level of severity (i.e., Critical, High, Medium, Low) of the case, the appropriate TSE is assigned to the case. For problems of a Critical and/or High nature, the following notification process has been put in place to ensure that the proper attention and resources are mobilized to restore the network. The CTS alerts the appropriate personnel, through automatic paging and/or e-mail, when the following criteria are met:

Priority Clock Time	Low/Medium	High	Critical
1 Hour	N/A	N/A	TAC Managers

4 Hours	N/A	TAC Managers	Director, Tech Support Regional Sales Director Regional SE Manager

8 Hours	N/A	Director, Tech. Support, Regional Sales Director Regional SE Manager	Sr. Director, GMS VP, Sales

24 Hours	TAC Manager, Director, Tech Support	Summary Email President and VPs	Summary Email President and VPs

Marconi Support

Marconi’s Support programs consist of two main elements, System Support and Hardware Support. A customer must choose a Systems Support program and a Hardware Maintenance option. This information is summarized as follows:

System Support Programs

Marconi offers two different System Support programs that allow the customer to choose the access to technical support, software and electronic tools that meet their business objectives.

NOTE: All equipment, of the same type, at the customer site must be placed under the same level of Systems Support: Business Response or Strategic Response. Different Hardware Maintenance Options can be applied to the equipment.

Marconi 10x5 Business Response System Support

Marconi’s Business Response System Support offers 10x5 access to Marconi’s TAC, This program can be selected by customers who use their networks primarily during business hours and do not have a requirement to contact Marconi’s TAC outside of normal business hours.

This program operates 5 days per week, Monday through Friday, excluding holidays. This is 8 AM to 6 PM local customer time. This program is also suitable for customers currently operating their network in a test bed or evaluation environment.

Marconi 24x7 Strategic Response System Support

Marconi’s Strategic Response System Support offers 24x7 access to Marconi’s TAC. This program is recommended to customers that require access to Marconi’s TAC at any time, day or night. It is intended for customers with mission-critical networks requiring uptime beyond a normal business day. Customers with full-time production networks would likely choose this program.

System Support Features

•	Access via phone, fax, and e-mail to Marconi’s TAC

•	Selected software Releases, Versions, Updates, Upgrades, and Maintenance Releases. Marconi software updates may involve the installation of a new major software version or a maintenance software version. A major release update reflects a version change, for example, 3.4.3 to 4.0. Modifications to the hardware configuration or microcode of the system may require additional charges.

•	Access to Marconi’s TACtics Online

TACtics Online

TACtics Online provides Marconi Customers with real time support via the World Wide Web. Marconi is always looking for ways to keep our customers informed and to make it easy for you to contact us whenever you want and wherever you are.

That’s why Marconi has invested in TACtics Online, one of the most comprehensive Web-based support services in the industry. Everything that you can do with a phone call to a TAC can also be done online, with the added dimension of

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real-time collaboration. And the online service is included in both our Business Response and Strategic Response service programs.

Work Smarter, Not Harder to Support Networks that Last

•	Submit a Case

•	Track a Case

•	Track Your RMA Case History

•	Access Technical Documentation

•	Search the Knowledge Base

•	Store Network Drawings

•	Download Software

Submit a Case

TACtics Online users receive secure account access to our TACtics Online server. When a networking issue is submitted online, a Level One Support Engineer initiates the tracking process and responds with a status update.

Track a Case

With online access, you are able to monitor the status of open cases, as well as provide updates and communicate with TAC support personnel around the clock. You also have the ability to escalate an open case if you feel that the problem resolution is taking too long or if a major change in the severity of the case requires immediate attention.

Access Technical Documentation

The most current technical publications, techtips and FAQs are available online.

Search the Knowledge Base

TACtics Online users are able to enhance their understanding of Marconi products by using our Knowledge Base Web pages. Knowledge Base also provides users with a forum to contribute product knowledge, as well as opportunities for users to offer feedback on Marconi products and services.

Store Network Drawings

TACtics Online’s archive allows you to store network drawings in electronic form and collaborate with TAC personnel to trouble- shoot support issues in real time.

Download Software

The latest software releases and remedial patches are available to download. In addition, a software archive of “back-rev” code is also available to TACtics Online account holders.

System Support Programs

The following table summarizes the System Support Program Options:

Features	Warranty	Business Response	Strategic Response
Term	90 day S/W	12 months	12 months

Technical Phone Support, Fax/e-mail	8 AM—5 PM EST Monday – Friday (excludes Marconi Holidays) No Priority Toll-Call 90 days	8 AM—6 PM Local Time Monday – Friday Toll-Free, excluding Holidays	24 Hours a Day 7 Days a Week Toll-Free

Software Upgrades	Includes 90 day remedial only	Included	Included

TACtics Online	Not Included	Included	Included

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Hardware Support

Marconi offers a number of different hardware maintenance options. The level and cost of hardware support varies for each option, allowing the customer to choose the level of support they desire for their critical Marconi hardware components.

Three-day (Business Days) Return-to-Factory RMA Service

This repair option is a good choice for network components which are not mission-critical or where the customer stocks spare parts for rapid replacement. The customer ships the failed part to Marconi. Within 3 business days from receipt, a repaired or replacement unit is shipped “best-way ground” and Marconi will pay return freight charges to the customer. If the unit cannot be repaired within the contracted timeframe (3 business days), a new or reconditioned, “good-as-new” part will be issued and shipped. The customer is responsible for the freight charges when shipping the unit to Marconi’s repair facility.

Advance Replacement

The advance, next-business day option is recommended when access to replacement hardware is critical, but does not require same-day delivery. If the TAC has diagnosed the unit as failed by 6 PM ET, a reconditioned part will be issued and shipped via next-business day freight to the customer. Marconi is responsible for all shipping charges.

Customers are required to send the failed component back to Marconi within fifteen (15) business days after receipt of the replacement part from Marconi. Customers are invoiced at list price and required to pay for all parts not received by Marconi.

4 Hour Parts Support

NOTE: This option is available with the 24x7 Strategic System Support Program only.

This level of support offers customers the option of 4 hr. on-site parts for customers who maintain their own networks directly and do not need or desire on-site assistance for troubleshooting purposes. This service offers 4-hour response time to the customer site with parts delivery only, after diagnosed by Marconi TAC Engineer and support is verified by Logistics/RMA Group.

Customers are required to send the failed component back to Marconi within fifteen (15) business days after receipt of the replacement part from Marconi. Customers are invoiced at list price and required to pay for all parts not received by Marconi. This service is available in select areas as specified in Appendix ‘A’. For coverage in areas not listed in Appendix ‘A’, please contact the Marconi Service Sales Team at 724-742-7774 or by email at servicesales@fore.com. The Marconi Service Sales Team will ensure that all prerequisites are met before stocking a new parts depot.

4 Hour Parts and Service Support

NOTE: This option is available with the 24x7 Strategic System Support Program only.

This option is available to those customers requiring on-site service in addition to quick parts delivery. Support service is offered using both Marconi personnel as well as Marconi’s Worldwide Authorized Service Providers, and is provided 24 hours per day, 7 days per week.

A qualified Customer Engineer (either a direct Marconi employee or Marconi Authorized Service Provider) will arrive at a customer site within four hours with the necessary parts to restore network connectivity. The 4 hr. clock begins after failed component is diagnosed by Marconi TAC Engineer and support is verified by Logistics/RMA Group.

In addition, this engineer will assist the customer, along with Marconi’s TAC, with additional relevant on-site issues should they arise during the course of hardware replacement.

This service is available in select areas as specified in Appendix ‘B’. For coverage in areas not listed in Appendix ‘A’, please contact the Marconi Service Sales Team at 724-742-7774 or by email at servicesales@fore.com. The Marconi Service Sales Team will ensure that all prerequisites are met before stocking a new service location and parts depot.

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Hardware Maintenance Options

Features	Warranty	3 Day in Factory	Advance-Replacement	Parts Only	Parts/Service
				Available only with Strategic Response Option	Available only with Strategic Response Option

Length of Term	12 months	12 months	12 months	12 months	12 months

Hardware Repaired or Replaced (RMA)	10 Business day Return to Factory, No access to TAC	3 Business day Return to Factory	Advance- Replacement: In by 6PM (EST), shipped to arrive next business day	• 24 hours per day	• 24 hours per day
				• 7 days per week	• 7 days per week
				• 4-hour On-site	• 4-hour On-site
				response time via	response time via
				Authorized Parts	Authorized Parts
				Provider	Provider
• On-site Service

				See Notes 1 and 3.	See Notes 2, 3, and 4.

Note 1. Sites limited to the locations listed in Appendix ‘A.’

Note 2. Sites limited to the locations listed in Appendix ‘B.’

Note 3. Additional sites require Marconi Service Sales Team approval and 90 days to activate.

Note 4. Available for Installed Base of $100K.

Ordering Information

Please contact the Marconi Service Sales Team at 724-742-7774 or by email at servicesales@fore.com for more details.

NOTE: Marconi will provide discounts for customers desiring to purchase Support Contracts for periods in excess of the standard one year period.

Customers select the services defined above using the Part Numbers in the following table. Customers can select the System Support Program and Hardware Maintenance Option that satisfies their own networking support needs.

Part Number	10x5 Business Response Package
SUPP-B	Support, Business Response, S/W Support Only
SUPP-B-3	Support, Business Response, 3 day return to factory
SUPP-B-A	Support, Business Response, advance replacement
24x7 Strategic Response Package
SUPP-S	Support, Strategic Response, S/W Support Only
SUPP-S-3	Support, Strategic Response, 3 day return to factory
SUPP-S-A	Support, Strategic Response, advance replacement
SUPP-S-PO	Support, Strategic Response, 4 hr. parts only
SUPP-S-PS	Support, Strategic Response, 4 hr. parts and service

Training Services

Marconi offers a full suite of courses to help you understand the technology and implementation issues related to your Network.

Flexible Training Options

Classroom courses are taught worldwide at both Marconi and Marconi Certified Training Partners facilities, or on-site at a customer’s premise. To maintain an optimum student-to- equipment ratio at a customer’s site, class size is limited to 12.

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In addition, Marconi offers a full suite of self-paced, computer-based tutorials for a cost-effective alternative to classroom courses. For up-to-date course descriptions and class schedules, go to: http://www.marconi.com/services/training/americas/

Marconi Certification Program

Marconi offers a Certification program for those persons desiring to prove their abilities related to Marconi products. The program is job function based, meaning that you will be “certified” as capable of performing a specific set of functions with Marconi products. The two new titles offered are the Marconi Public network Engineer (PNE) and the Marconi Enterprise Network Engineer (ENE).

Web-based LAN Theory

This fundamental web-based theory course answers the question, “What is a LAN?” Included in this eight module course: the history and evolution of LANs, common LAN topologies, connection-oriented and connectionless LAN communication, common protocol functions, the Open System Interconnection (OSI) Reference Model, Ethernet topology and media options, Token Ring and FDDI networks. This is a good primer for understanding the different types of LAN networks available for transporting information.

Web-based WAN Theory

This fundamental web-based theory tutorial answers the question, “What is a WAN?” This is a good primer for understanding Wide Area Network (WAN) connectivity to enable individuals and organizations take further advantage of internetworking services such as the Internet, e-commerce, and videoconferencing. Included in this five module course: WAN Overview, System Influences, WAN Access, Framing, Timing and Signaling, and WAN Transport.

Technical Course Offerings

Marconi’s technical courses are targeted to individuals who want to achieve and demonstrate a high degree of proficiency in the installation, operation and maintenance (IO&M) of Marconi products.

Re-Certification

Re-Certification is available to Marconi Certified Engineers whose certification has expired and who may want to be updated on Marconi’s products to maintain their certification.

On-site Technical Education

Marconi Technical Education can provide standard or customized education at your site for up to 12 students. On-site education eliminates the need and expense of traveling. It also extends training to additional personnel by conducting it on your company premise. If you have six or more students to train in the same geographical area, on-site education may be cost effective.

Computer-Based Tutorials

Marconi offers self-paced training options that allow you to become familiar with ATM technology at your convenience.

Certified Training Partners

Throughout the world, Marconi’s Certified Training Partners assist our Technical Education department in the delivery of quality Technical Education courses developed and certified by Marconi.

These highly-qualified partners have met specific program criteria and are continually trained on new Marconi products. To receive Marconi’s certification, all Certified Training Partners are required to complete a stringent certification process and are audited regularly in accordance with Professional Services Organization operational procedures.

Multimedia

Test your knowledge of PNNI, MPOA, ATM and LANE theory two different ways: Web Games – Three crossword puzzles, each dedicated to a specific topic; or Web Tests – Four Multiple choice tests, scores are automatically generated upon completion of the test.

Course Cancellation Policy

Confirmed registrants who cancel at least two weeks prior to class will receive a full refund, or may optionally schedule into another class. Cancellations made within 2 to 14 days prior to a course will result in a 50% refund or the opportunity to

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register for a future session. Cancellations within two working days of class or no-shows will forfeit their course fees. Attendee substitutions are permitted.

A cancellation confirmation number must be obtained from the Registrar by calling (800) 448-8193 or fax (412) 635-3434. Marconi reserves the right to cancel a class and is not responsible for airline or hotel penalties incurred because of canceled courses. When possible, Marconi will provide at least two weeks notice of class cancellation.

Payment Policy

Marconi requires that all courses be pre-paid before attending.

For the most up to date information on training in the America’s go to: http://www.marconi.com/services/training/americas/

For the most current information on training in EMEA go to: http://www.marconi.com/services/uktrain/

Marconi Services

Marconi Services provides value-added consulting, implementation and operation services that, when combined with Marconi’s award-winning products, provide the “best-in-class” networking solution in the marketplace today.

Marconi Services enables you to maximize your business performance. By leveraging our technical expertise, global reach and robust service offerings, you actually accelerate project schedules, sell more products and offer more solutions, thereby improving bottom-line profit. We understand that flexibility when working with a vendor is important, so our services are structured to fit your needs. Services range from simple augmentation of your technical staff to complete turnkey solutions.

Plan – Consulting Services

Marconi Services’ consultants are experts in multi-service network architecture, design and planning. They provide a full range of services for enterprise and service providers, including:

•	Business consulting

•	AC Power Assessments

•	CEEC market entry strategy

•	Business plan development

•	Service definition and pricing

•	Revenue optimization

•	Cost/benefit analysis

•	Technical consulting

•	Detailed design

•	Traffic engineering

•	Capacity planning

•	NMS Services

•	E-commerce services

They work with you and your customers to develop viable solutions tailored to your environment. To meet specific business needs, our consultants consider business requirements, cost, performance, reliability, expandability, “upgrade-ability” and third-party connectivity in their solutions.

Business Planning SERV-BUSPLAN

Marconi Services offers expertise in the analysis of strategic and financial decisions related to the deployment of an emerging carrier’s network. This consulting service is customized to meet the specific needs of your customers. Call a Marconi Services representative to review your customer’s requirements in more detail.

Network Design Solutions SERV-DESIGN

Marconi develops network solutions that include requirements analysis, network architecture and design, migration plan and cost/benefit analysis to provide a best-of-breed solution for the customer.

Consulting

Block Time SERV-CNSLTBLCK100

Provides a Marconi consultant on-site for a 100-hour block of time. Customers may use their 100 hours in 8-hour increments.

This time must be used over a one-year period from the date payment is received at Marconi. On-site consulting hours are from

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8 a.m. to 6 p.m., Monday through Friday. After hours, weekend and holiday requests for on-site service are subject to additional fees.

AC Power Assessment – General Office Environment

(up to 75,000 sq ft) SERV-ACPOWERGO1

The electrical infrastructure of your building is the foundation upon which you run all of your information technology equipment. This service is a comprehensive site analysis of electrical distribution to pinpoint the causes of costly system failures in an office environment up to 75,000 sq ft.

AC Power Assessment – General Office Environment

(75,001 to 150,000 sq ft) SERV-ACPOWERGO2

The electrical infrastructure of your building is the foundation upon which you run all of your information technology equipment. This service is a comprehensive site analysis of electrical distribution to pinpoint the causes of costly system failures in an office environment of 75,001 to 150,000 sq ft.

AC Power Assessment – General Office Environment

(150,001 to 225,000 sq ft) SERV-ACPOWERGO3

The electrical infrastructure of your building is the foundation upon which you run all of your information technology equipment. This service is a comprehensive site analysis of electrical distribution to pinpoint the causes of costly system failures in an office environment of 150,001 to 225,000 sq ft.

AC Power Assessment – Computer Room or Data Center

(up to 7,500 sq ft) SERV-ACPOWERCR1

The electrical infrastructure of your building is the foundation upon which you run all of your information technology equipment. This service is a comprehensive site analysis of electrical distribution to pinpoint the causes of costly system failures in a computer room or data center up to 7,500 sq ft.

AC Power Assessment – Computer Room or Data Center

(7,501 to 15,000 sq ft) SERV-ACPOWERCR2

The electrical infrastructure of your building is the foundation upon which you run all of your information technology equipment. This service is a comprehensive site analysis of electrical distribution to pinpoint the causes of costly system failures in a computer room or data center of 7,501 to 15,000 sq ft.

AC Power Assessment – Computer Room or Data Center

(15,001 to 22,500 sq ft) SERV-ACPOWERCR3

The electrical infrastructure of your building is the foundation upon which you run all of your information technology equipment. This service is a comprehensive site analysis of electrical distribution to pinpoint the causes of costly system failures in a computer room or data center of 15,001 to 22,500 sq ft.

MSP Engagement Services SERV-PTNR

Used exclusively for Marconi Services Partner-initiated service engagements.

Build – Implementation Services

Marconi Services engineers and qualified Marconi Services Partners ensure the flawless implementation and integration of networks at your customer’s site. All services are accomplished using a structured process with discrete deliverables to guarantee complete customer satisfaction.

Coordination of large infrastructure projects requires time and talent. Marconi Service engineers will develop a complete installation plan to meet operational requirements and then ensure that this plan is properly executed. A Project Management team performs detailed design assistance, installs the quoted equipment, prepares and executes a formal test plan, and delivers a comprehensive network documentation package.

•	Standard installation

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•	Managed project implementation

•	Central office implementation (EF&I services)

•	ServiceOn implementation

Standard Installation* SERV-INSTALL

Marconi installs and configures the equipment quoted. Includes travel and expenses.

Managed Project Implementation** SERV-INST-MP

A Marconi Services team performs project management, detailed design assistance, installs the quoted equipment, prepares and executes a formal test plan and delivers a comprehensive network documentation package. Includes travel and expenses.

*	Minimum hardware order for SERV-INSTALL is $30,000.00

**	Minimum hardware order for SERV-INST-MP is $100,000.00

Central Office Managed Project Implementation SERV-COMPI

This service is commonly referred to Engineer, Furnish and Install (EF&I) for regulated environments. This is a turnkey solution for service providers.

ServiceOn Foundation Implementation SERV-FVI

ServiceOn Foundation implementation provides 1-day pre-installation assessment of the Network Management System (NMS), 2.5 days on-site installation and configuration of the network management platform on the workstation and half a day of on-site, hands-on training.

The engineer will verify the management system requirements; ensure that the hardware, software, and firmware revisions are compatible; design the implementation plan; proceed with the network management server and client installation; and configure the system to reflect the customer-specific network topology. The engineer will also provide hands-on training on the features of the system and provide personal advice on the relevant migration path for the customer’s network management system.

ServiceOn Accountant Implementation SERV-FVA

With on-site implementation of ServiceOn Accountant, Marconi dispatches an engineer to perform the installation of the ServiceOn Accountant client and server, the configuration of the Marconi switches to interface with the ServiceOn Accountant system (enabling the call recording and re-provisioning the circuits), and basic training/orientation on the ServiceOn Accountant product features at the customer’s site. This service is intended to take three days and includes one server installation, up to two client installations, and eight switch configurations. The price does NOT include on-site size and performance requirements evaluation of the ServiceOn Accountant system (see SERV-PRE-FVA); on-site implementation and configuration of the underlying Oracle database (see SERV-ORA-FVA); or expenses.

ServiceOn Accountant Assessment SERV-PRE-FVA

This service provides on-site assessment of the customer-specific size and performance requirements for the ServiceOn Accountant system. Marconi dispatches an engineer to the customer site to carry out an extensive site survey and define accordingly the call profiles and data retention requirements specific to the customer. Marconi will provide the customer with a set of tailored specifications for implementing the ServiceOn Accountant system (disk space size and database configuration). This service is intended for a maximum of two days of on-site assessment. Price does NOT include on-site implementation and configuration of the underlying Oracle database (see SERV-ORA-FVA); on-site implementation of ServiceOn Accountant (see SERV-FVA); or expenses.

Oracle Installation SERV-ORA-FVA

This service provides on-site installation and configuration of the Oracle database to be integrated into the ServiceOn Accountant system. After the customer provides the size and performance requirements for the ServiceOn Accountant system, Marconi dispatches an engineer to carry out the implementation of the supporting Oracle server and client. Price does NOT include on-site size and performance requirements evaluation of the ServiceOn Accountant system (see SERV-PRE-FVA); on-site implementation of ServiceOn Accountant (see SERV-FVA); or expenses.

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Miscellaneous SERV-MISC

This product number encompasses professional services not listed above. Please call your Regional Services Manager or Marconi Services Consultant to detail an exact statement of work to ensure proper pricing.

Daily and Hourly Rates

•	$2,000/weekday plus expenses

•	$2,500/weekend and holiday plus expenses

•	$250/hour plus expenses; 8 a.m. to 8 p.m., weekdays, 4-hour minimum

(Travel expenses not applicable if resources are within a 50-mi radius of customer site.)

(Time and material begins at start of travel.)

•	$325/hour plus expenses; off-hours, weekends and holidays, 4-hour minimum

(Travel expenses not applicable if resources are within a 50-mi radius of customer site.)

(Time and material begins at start of travel.)

Marconi Services Partners, a consortium of certified experts in the New Public Network, assist our Marconi Services organization in designing, implementing, and operating networks. A list of our Marconi Services Partners may be found on our Web site (www.marconi.com) under “Services”.

Field Network Engineering Services (FNES)

Field Network Engineering Services (FNES) is part of the Operate segment of the Marconi Services foundation. FNES provides on-site technical support and on-site value-add assessment services; it’s the operational “feet in the street”. FNES is geared to capturing available revenue once the network is up and running.

IS departments across market segments continue to be under budgetary pressure to reduce staffing and associated costs while providing higher network availability and throughput. This has forced these groups to view outside network consultants and operations service providers as cost-effective alternatives to developing and maintaining specific network skills and capabilities in-house.

Dispatched Network Engineering Services

Dispatched On-site Technical Support FS-ENGR

during business hours (more than 7 days’ notice);

after hours/weekends (more than 7 days’ notice);

during business hours (less than 7 days’ notice);

after hours/weekends (less than 7 days’ notice);

on Marconi observed holidays

Dispatched on-site troubleshooting services are provided 24x7, with advance notice scheduling and emergency response. Response time is best effort. On-site scheduled hours are from 8 a.m. to 8 p.m., Monday through Friday. Focus of effort is post-installation troubleshooting/fault isolation with the purpose of network restoral and/or performance improvement. Prices are based on a 4-hour minimum.

Block Hours On-site

Technical Support FS-BLOCKENGR

This pre-purchased block of Network Engineering Services hours must be used over a one-year period from the date payment is received at Marconi. Focus of effort is post-installation troubleshooting/fault isolation with the purpose of network restoral and/or performance improvement. Dispatched Network Engineering Services are provided 24x7, with advance notice scheduling and emergency response. Response time is best effort. On-site scheduled hours are from 8 a.m. to 8 p.m., Monday through Friday. Scheduled after hours, weekends and holiday requests for on-site service are subject to additional fees. Customers may use their scheduled hours in 8-hour increments.

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Block Dispatched On-site

Technical Support FS-BLOCKENGR-4HR

This is a pre-purchased block of Dispatched Network Engineering Services hours. Focus of effort is post-installation troubleshooting/fault isolation with the purpose of network restoral and/or performance improvement. This time must be used over a one-year period from the date payment is received at Marconi. Dispatched Network Engineering Services are provided 24x7 for emergency 4-hour response. Price is based on a 4-hour minimum. Service availability is subject to location.

On-call Retainer Fee FS-RETAINER

This service provides a Network Engineer on standby via pager who can be dispatched at the customer’s request. Tins service is often used when a customer is conducting post-installation operations and may need advanced, on-site technical support. If dispatched, FS-ENGR fees apply.

Migration Engineering Services and Upgrades FS-MIGRATION

This pre-purchased block of Network Engineering Services hours is offered as part of the eVolution network migration strategy. This time must be used over a one-year period from the date payment is received at Marconi. Focus of effort is post-installation troubleshooting/fault isolation with the purpose of network restoration and/or performance improvement. Dispatched Network Engineering Services are provided 24x7 with advance notice scheduling and emergency response. Response time is best effort. On-site scheduled hours are from 8 a.m. to 8 p.m., Monday through Friday. Scheduled after hours, weekends and holiday requests for on-site service are subject to additional fees. Customers may use their scheduled hours in 8-hour increments.

A Network Engineer will be provided to perform the conversion from the legacy network equipment to the updated Marconi solution.

Dedicated Network Engineering Services

Dedicated On-site Technical Support FS-RESENGR

For a 12-month period, an on-site Network Engineer participates and assists with daily operations, future planning, network management, lab analysis and training. Specifically, the on-site engineer will assist in network design; traffic and growth analysis; business needs forecasting; resolution of daily break/fix situations; moves, adds and changes; TAC coordination; lab testing; physical plant recommendations; network management design and implementation; TACtics Online training; customer troubleshooting skill enhancement; and overviews of new product functionality.

Extended On-site Technical Support FS-PROJENGR

For an extended period, an on-site Network Engineer participates and assists with daily operations, future planning, network management, lab analysis and training. Specifically, the on-site engineer will assist in network design; traffic and growth analysis; business needs forecasting; resolution of daily break/fix situations; and moves, adds and changes.

Operational Value-add Services

Network Performance Profile FS-NETPROFILE

A Marconi Network Engineer conducts a two-day performance profile when network performance needs change, expansion is contemplated or network infrastructure decisions are needed. The profile quickly identifies performance issues and potential trouble spots and provides a detailed analysis of a portion of a network as specified by the customer. Documented results, which are multi-vendor focused, pinpoint the exact cause of performance-related network problems and provide a baseline for the condition of the network.

Network Analysis FS-NETANALYSIS

A Marconi Network Engineer conducts a comprehensive, extended, end-to-end network analysis to evaluate an entire LAN and WAN — throughout the network’s entire geographical location. Current network conditions are assessed and recommendations for improved network performance and reliability are made to meet ever-changing business needs. The analysis is conducted in three key phases: project planning, data collection and data analysis/report documentation.

Marconi GMS Customer Support Guide

D14

Commissioning FS-SWCOMM

After a site equipment installation, a Marconi Network Engineer will perform a switch certification to ensure that the switches are ready to be turned up, fully functional and error free. Although it is in your best interest to have all equipment covered under a comprehensive Marconi Support Agreement, we realize there will be times and business needs that dictate non-warranty repairs to a product.

Marconi provides repairs for all of its products at Marconi’s repair center. Factory-trained technicians complete all repairs. Repairs are diagnosed and tested under the same criteria as those specified by the original manufacturing process.

All out-of-warranty repairs have a 30-day factory warranty.

Appendix A Hardware maintenance Parts Only Option Response Areas

The following areas are available for customers that would like to choose the Hardware Maintenance Parts Only Option. “This option requires a 90 day activation notice for the sites listed below.” New areas require Marconi Service Sales Team approval and 90 day activation.

United States:

Atlanta, GA

Boston, MA

Charlotte, NC

Chicago, IL

Dallas, TX

Denver, CO

Des Moines, IA

Detroit, MI

Fayetteville, AR

Honolulu, HI

Houston, TX

Jacksonville, FL

Kansas City, MO

Louisville, KY

Los Angeles, CA

Memphis, TN

Montgomery, AL

Newark, NJ

New Orleans, LA

Phoenix, AZ

Portland, OR

Salt Lake City, UT

San Francisco, CA

Seattle, WA

St. Louis, MO

St. Paul-Minneapolis, MN

Syracuse, NY

Tallahassee, FL

Tampa, FL

Washington, DC

Canada:

Calgary, Alberta

Edmonton, Alberta,

Montreal. Quebec

Toronto, Ontario

Vancouver, British Columbia

Winnipeg, Manitoba

Marconi GMS Customer Support Guide

D15

Appendix B: Hardware Maintenance 4 Hr. Parts and Service Support Option - Response Areas

The following areas are available for customers that would like to choose the Hardware Maintenance 4Hr. Parts and Service Support Option. New areas require Marconi Service Sales Team approval and 90 day activation.

United States

Aberdeen, MD

Atlanta, GA

Boston, MA

Chicago, IL

Cincinnati, OH

Dallas, TX

Dayton, OH

Denver, CO

Detroit, MI

Houston, TX

Indianapolis, IN

Jacksonville, FL

Kansas City, MO

Los Angeles, CA

Minneapolis/St. Paul, MN

Montreal - CANADA

New York, NY

Newport Beach, CA

North Royalton, OH

Omaha, NE

Orlando, FL

Philadelphia, PA

Pittsburgh, PA

Portland, OR

Salt Lake City, UT

San Antonio, TX

San Diego, CA

San Francisco, CA

St. Louis, MO

Washington, DC

Canada

Toronto, Ontario

Appendix C: MARCONI Services Observed Holiday Schedule

Marconi Systems, Inc. observes the following holidays, plus one “floating holiday” designated at the beginning of each calendar year.

New Year’s Day

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

Post-Thanksgiving Day

Christmas Eve

Christmas Day

Marconi GMS Customer Support Guide

D16

MARCONI, PLC COPRORATE HEADQUARTERS

One Brutan Street

London W1J 6AQ

United Kingdom

Phone: +44 (0) 20 7493 8484

Fax: +44 (0) 20 7493 1974

MARCONI COMMUNICATIONS WORLDWIDE AND NORTH AMERICAN HEADQUARTERS

174 Thorn Hill Road

Warrendale, PA 15086-7586

Pittsburgh, PA

Phone: 412-772-6600

Fax: 412-772-6500

Product Info: 888-404-0444

Internet: info@Marconi.com

http://www.Marconi.com

MARCONI SERVICES WORLDWIDE HEAD QUARTERS

PO Box 146

New Century Park

Coventry

CV3 1LQ

United Kingdom

Phone: +44 (0) 2476 562000

Fax: +44 (0) 2476 567000

LAN SWITCHING DIVISION

2115 O’Nel Drive

San Jose, CA 95131

Phone: 408-467-4746

Fax: 408-955-9500

FEDERAL OFFICE

6905 Rockledge Drive, Suite 800

Bethesda,MD 20817

Phone: 301-564-4404

Fax: 301-564-4408

NORTHERN REGIONAL OFFICE

1 Penn Plaza

250 West 34th Street, Suite 4444

New York, NY 10119

Phone: 212-868-4286

Fax: 212-868-9200

SOUTHERN REGIONAL OFFICE

12750 Merit Drive, Suite 724

Dallas, TX 75251

Phone: 972-450-4444

Fax: 972-450-4460

CANADIAN OFFICE

208 Evans Avenue, Suite 119

Etobicoke, Ontario M8Z 1J7

Phone:416-410-3016

Fax: 416-259-5297

EUROPEAN HEADQUARTERS

2475 The Crescent

Solihull Parkway

Birmingham Business Park

B37 7YE

United Kingdom

Phone: +44-121-717-444

Fax: +44-121-717-4455

EUROPEAN OFFICES

Lindenstrasse 3

85296 Rohrbach-ILM

Germany

Phone: +49-84-42-54-95

Fax: +49-84-42-50-080

29, rue Jean Rostand

91893 ORSAY

Paris

France

Phone: +33-1-69-35-11-85

Fax: +33-1-69-35-11-94

Lesse 7

1186 KZ

Amstelveen

Netherlands

Phone: +31-21-640-2827

Fax: +31-20-645-8514

ASIA/PACIFIC OFFICES

1806A Harbour Centre

25 Harbour Road

Wanchai, Hong Kong

Phone:852-2845-5118

Fax:852-2845-5110

Well Shinto-shin Bldg.

2/F 3-1-4 Nishhi-Shinjuku

Shtnjuku-ku,

Tokyo 160 Japan

Phone: 81-3-3346-2781

Fax: 81-3-3346-2782

LATIN AMERICAN HEADQUARTERS

210 N. University Drive,

Suite 444

Coral Springs, FL 33071-7339

Phone: 954-346-4106

Fax:954-346-4109

D17

Attachment 1 to Exhibit D

Quality Assurance Procedures

MARCONI

1.1 QUALITY ASSURANCE PROCEDURES

CLASSIFICATION	NUMBER	PAGE
	2 RSQA 225	3 1 OF 16
Corrective Action

31.7.1 TITLE	APPROVED BY:
Customer Problem Report Procedure	4 John Snarr (For the Quality Council)

REVISION HISTORY

5 REV	6 ECO #	7 DESCRIPTION	8 PREPARED BY	9 DATE

3	QAC-555	Changed all references to RTEC Systems to Access Systems. Changed approval to Quality Council. Changed procedure to include Customer Complaints and added Customer Complaint and Trouble Call Report forms.	10 J. Flippin	6/19/97

4	QAC-592	Major Rewrite to include current Customer Problem Reporting process.	B. Barclay	03/27/98

5	QAC-608	Added new definitions to section 3.1. Updated section 4.0, 5.3 and 11.0 to delete figure 1. Added section 5.2.11 to document additional statuses. Updated sections 3.2.2, 5.1, and 10.0 to reflect current Customer Problem Reporting.	11 B. Barclay	11/12/98

6	QAC-624	Added Appendices A, B, and C. Clarified and defined responsibilities.	12 P. Morrison	09/27/99

7	QAC-658	Major re-write to reflect the new CAR system and TL9000 requirements. Appendix A changed, B & C deleted	13 T. Jones	04/03/2000

8	QAC-676	Minor rewrite to reflect new database andTL9000 requirements	14 T. Jones	10/05/00

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1.0	Purpose

This document defines the Customer Problem Report recording and status tracking procedure. This document defines the process used for tracking all customer reported problems from initial report to solution delivery and the steps necessary to implement this process in a timely and efficient manner.

2.0	Scope

This procedure is applicable for all customers of MARCONI Access System’s products. This document defines the methods and procedures for the tracking of routine customer problems. The Call Center tracks non-routine customer reported problems as documented in SCUP002.

3.0	General

3.1	Definitions / Abbreviations

ACKRSP	Response sent to customer quality organization, acknowledgment of receipt of CPR.

Action Item	This is a status that reflects customer agreement to the proposed solution date given. The clock is not running during this period, but starts at the full elapsed time if the solution passes the proposed solution date given to the customer.

ASMT	Problem Report has been assigned to Team Leads.

CAR	Corrective Action Request. A system for documenting and investigating the cause of actual or potential nonconformance (see RSQA 220.)

CCD	Customer Commitment Date. The date we have committed to the customer to have a problem resolved and delivered to the field. This is typically in terms of a feature package.

CCN	Customer Complaint Number. The tracking number used by the customer to track complaints against MARCONI Access System products.

CCS	Customer Complaint Status. The current status of a particular customer problem report.

CPR	Customer Problem Report. A problem reported to MARCONI COMMUNICATIONS by an outside customer or supplier.

CREJ	Closed Rejected. This state is used for all rejected complaints, such as complaints closed as not reproducible, or no trouble found as well as duplicate complaints. No further MARCONI Access System action required.

CREL	Closed Released. Resolution has been completed; the product has been updated to comply with resolution. No further MARCONI Access System action required.

CUSTDLY	Awaiting information from Customer, TL9000 time doesn’t count this time.

Customer	Company whom purchases MARCONI Access System products.

Fix Start	Upon customer approval to proposed solution the CPR enters this status while engineering is developing the final solution for general availability.

D19

Follow Up	After general availability, the CPR chair person may choose to perform a follow up activity with the customer after the complaint reaches the CREL state. This is primarily used to address customer satisfaction.

General Availability	Updated product available for customer order.

Official CPR	CPR reported by the customer’s quality organization.

SUBM	Customer Report received, no action taken as of yet.

PENDCOMP	A complaint may request compensation. Compensation owed by MARCONI Access System to the customer must be paid before problem report can be considered closed.

RSPAPP	Response approved by customer quality organization. This state is used for Official complaints only. Implementation of resolution begins. The CPR moves to one of following states; Action Item, Fix Start or CREL.

RSPCOM	Formal response has been communicated to customer quality organization, Marconi is waiting for approval of that response.

RSPDIS	Customer quality organization did not approve of response.

RSPRDY	Response is ready from Marconi Access System Team Lead.

SMEAPP	Response approved by customer subject matter expert. For some customers, the implementation of the resolution begins here. Unofficial complaints will be transitioned to one of the following states; Action Item, FIXSTART, CREL or CREJ.

SMECOM	Response has been communicated to customer subject matter expert.

Standard Directory	The directory where information related to a CPR is placed. Currently this directory is located in I:\CUSTCOMP\CustomerName. A directory exists for each CPR.

Unofficial CPR	CPR reported by the customer’s subject matter expert or by our customer support center.

3.2	Responsibilities

3.2.1	This procedure requires the approval of the Quality Council.

3.2.2	The Quality Department is responsible for maintaining and implementing the Customer Problem Report Procedure; maintaining the Customer Problem Summary; issuing acknowledgment, interim and final reports to the customer; and maintaining a listing of appropriate customer personnel for correspondence.

3.2.3	The Quality Department shall monitor the Customer Problem Report to insure that implementation of corrective action is commensurate with the degree of the problem encountered. This also includes determination of placing the product in question on Shipping or Production HOLD per RSQA 118, Product Hold and Release, as appropriate.

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3.3	References

3.3.1	RSQA 220, Corrective Action Program

3.3.2	RSQA 118, Product Hold and Release

3.3.3	GR-230-CORE, Issue 2, December 1997, Generic Requirements for Engineering Complaints

3.3.4	MKT 021, Product Change Notice & Service News Procedure

3.3.5	TL9000 Quality System Metrics Book Two Release 2.5

3.3.6	SCUP002 Customer Technical Support Procedure

D21

4.0	OVERVIEW

The diagram above reflects the Customer Problem Report process. Customer problems come in one of two forms. One form is a Call Center Report that occurs when the Customer calls into our customer support center. The other form is Customer Problem Reports. Many Customers have their own tracking and reporting mechanisms that they use to track problems with suppliers’ equipment and supplier performance in correcting these problems. These problems are submitted to the suppliers for resolution and tracked to completion. This document describes the mechanisms for getting resolutions to the customer on reported problems, communicating them to the customer and tracking our performance in that area. The process contained in this document will follow or will be equivalent to the requirements stated in GR-230-CORE and TL9000 Quality System Metrics.

D22

5.0	Procedure

5.1	CPR Lifecycle Roles

This section will define the roles of the major participants in the CPR lifecycle.

CPRChairman	the customer interface responsible for day to day communications with the customer. This role is charged with representing our position to the customer. This person interacts with the customer to ensure that the customer finds our responses acceptable, timely and capable of being implemented. This person is our primary representative to the customer.

The Chairman is also responsible for overseeing the CPR Resolution Meeting and for coordinating all responses to Customer. This person is responsible for making the decision of generating a CPR and for evaluating the company’s response to Customer Problem Reports for correctness and completion. This person is responsible for taking the resolutions from CPR team leads, formatting them correctly and presenting them directly to the customer interface for presentation to the customer. This person assigns the CPR and directs the activities of the CPR Team Leads. At the time of assignment the CPR Chairman also determines Severity. This person is responsible for ensuring appropriate follow up activity is performed with the customer after general availability of the fix and after CREL.

CPR Administrator	is a Quality Department representative responsible for handling administrative communications with the customer. This person is responsible for entering CPRs (See RSQA 220) on all customer reported problems and is responsible for updating the state of the CPR to reflect the proper status when working with the CPR. This person is also responsible for producing reports for the customer and for MARCONI Access System personnel that are needed for tracking the resolution of CPR. The CPR Administrator shall be responsible for maintaining the Customer Problem Summary. The Administrator is also responsible for creating a CAR, as required to ensure that the response given in the CPR is completed.

CPR Team Leads	are responsible for resolution of a specific customer problem report to the satisfaction of the customer. These individuals present their solution to the CPR Chairman for reformatting and presentation to the customer. Team Leads are representatives from the Quality, Engineering, Manufacturing, Marketing and Customer Support Departments.

CPR Implementers	support CPR Team Leads by performing engineering evaluations, replicating problems and suggesting engineering solutions to CPRs. These individuals work under the direction of the CPR Team Leads.

D23

5.2	CPR Status and Workflow

5.2.1	Submit Status

The first status in the CPR workflow is Submit. When the customer or member of Technical Support discovers a new problem he reports the problem to MARCONI Access System by sending it to the CPR Chairman, CPR Interface or CPR Administrator as a separate communication or through the Call Center. The CPR Administrator is responsible for entering a CPR. The CCN from the Customer Problem Report is entered into the CPR. The full content of the Problem Report from the customer shall be entered into the attachment field of the CPR.

5.2.2	ACKRSP (Acknowledgment Response) Status

If the problem report is official then the customer shall be informed that their problem report was received and is being worked. The CPR Administrator shall send a message to the Customer to acknowledge receipt of the problem report. The state of the CPR shall be updated by the CPR Administrator to ACKRSP (Response: Problem Report Acknowledged to Customer). The date the problem report was acknowledged will appear in the history field of the CPR. The CPR Administrator shall extract the body of the Customer Problem Report to a text file and place it in the standard directory where CPR participants may find it easily, it shall be given the name of the CCN. The goal for acknowledgment of the CPR is within 24 hours of receipt.

D24

5.2.3	ASMT (Assignment) Status

The CPR Chairman is responsible for making all work assignments. The CPR Chairman shall assign severity of either major or minor depending on fitting severity description in TL9000 Quality System Metric Manual. The CPR Chairman shall select a Team Lead who will be responsible for generating the response. The CPR Chairman is responsible for communicating assignments to the CPR Administrator. The CPR Administrator will enter the Team Lead and Implementer (if required) into the CAR database in the “Assign To” and “Implementer” fields. The goal for acknowledging receipt is within 24hours of receipt of the problem report.

The CPR is now the responsibility of the CPR Team Lead. The Team Lead is responsible for updating the individual CPR records. The Team Lead shall work with the Implementer to define the best solution to the customer’s problem. The goal for interviewing the customer and capturing all data related to the problem is within 5 working days of receipt of the CPR from the customer.

5.2.4	RSPRDY (Response Ready) Status

All details relevant to the problem shall be recorded within the CPR record. The problem solution shall be documented in the form of a Customer Problem Response Form. The response form can be found in Appendix A. This form details the solution and any workarounds and projected solution dates. The completed form shall be attached to the CPR record.

Once the response form is completed, the Team Lead is responsible for changing the state for the CPR to RSPRDY. The Team Lead shall inform the CPR Chairman that the resolution is available if the next CPR meeting is not scheduled before any customer deadlines.

Before the next CPR Resolution meeting the Chairman should print out all CPRs that are in a state of RSPRDY and shall schedule and invite the Team Leads responsible for those CPRs to the meeting. The Team Lead shall be prepared to explain and support the response. The members of the CPR Resolution Team will determine approval of the solution.

After the CPR Resolution meeting, the CPR Chairman will work with the CPR Team Lead to document the actual response to the customer. Information on the CPR Form may warrant the issuance of a Product Change Notice (PCN) or a Service Bulletin to the customer (see MKT 021).

5.2.5	SMECOM (Subject Matter Expert Communicated) Status

The CPR Interface Chairman will present the resolution to the SME for official complaints. The CPR Chairman is responsible for updating the status of the CPR to SMECOM when the response is communicated. The Team Lead is responsible for presenting the resolution to the SME for unofficial complaints. The Team Lead is also responsible for updating the status of the CPR to SMECOM when the response is communicated to the SME.

The goal for communication of the solution to the customer is 15 days from receipt of the CPR.

5.2.6	SMEAPP (Subject Matter Expert Approved) Status

The CPR Chairman is also responsible for updating the status of the CPR to SMEAPP when the Customer’s Subject Matter Expert approves the solution. Upon approval, the CPR Chairman will set the CCD within the CPR. Once a CPR reaches SMEAPP it is a candidate for implementation. At this point a CAR may be generated, by the CPR Administrator, as a tool to implement the response.

Unofficial or Internal complaints can transition into the FIXSTART or Action Item State or be closed as required by the response. Unofficial or Internal complaints that were Major in severity are

D25

reduced to Minor severity if the CPR is in transition to FIXSTART or ACTION ITEM states. (Change in severity only effects TL9000 FRT and OFR time target.)

5.2.7	RSPCOM (Response Communicated) Status

Following the SMEAPP state, official CPRs, shall be forwarded to the CPR Administrator for transmission to the customer. The CPR Administrator shall update the state of the CPR to RSPCOM to indicate that our response has been communicated to the customer. The CPR Administrator shall also attach the response within the CPR.

5.2.8	RSPAPP (Response Approved) Status

The next step is for the Customer to evaluate the response and determine whether it is acceptable. Per GR-230-CORE, the customer has 30 days to approve or disapprove of the response. If the customer does not notify Marconi of approval or disapproval within 30 days, then it is assumed that the resolution has been accepted. The CPR Administrator will be responsible for updating the status of the CPR to RSPAPP if the customer approves of our response.

Once a CPR reaches SMEAPP or RSPAPP, it is a candidate for implementation. The CPR Administrator is also responsible for recording the resolution or location of the resolution so that it may be used by the person responsible for implementing the resolution. If the response of the CPR requires a fix, the CPR state will then be transitioned to the FIXSTART state and remain here until the CAR is closed. If the CPR was closed with an unofficial agreement to do something for the customer to enhance customer satisfaction, then the CPR will transition into the Action Item state until that action item is complete. When the official CPR transitions to FIXSTART or Action Item state, the severity should be changed to minor. (Change in severity only effects TL9000 FRT and OFR time target.)

5.2.9	RSPDIS (Response Disapproved) Status

If the customer disapproves our response, the CPR Administrator is responsible for updating the status of the CPR to RSPDIS. If at any stage the Customer does not approve of our solution, the problem goes back to the CPR Resolution Meeting where the CPR Chairman reassigns the CPR for rework. The state of the CPR should go back to ACKRSP then ASMT to indicate it has been assigned again and is being re-addressed.

5.2.10	FIXSTART

Following the SMEAPP state (for Unofficial or Internal Complaints), or the RSPAPP state (Official Complaints), the CPR is transitioned into the FIXSTART state. FIXSTART is a state where the CPR resides until the response that was given to the customer has been implemented. After FIXSTART, the CPR may be transitioned to the Delivered or CREL states, per instruction of the CPR Chairman. Severity level should be minor at this point (for counting purposes only).

5.2.11	ACTION ITEM

ACTION ITEM is a state used when Marconi has unofficially agreed to do something for the customer to enhance customer satisfaction as a result of this complaint. Until this item(s) are completed, the CPR will reside in the ACTION ITEM state. Once the Action Item(s) have been completed, the CPR will be transitioned into the CREL state. The CPR Administrator will transition the CPR into the CREL state, per instruction by the CPR Chairman. Severity level should be minor at this point (for counting purposes). The TL9000 clock is turned off during the Action Item state.

5.2.12	CREL (Closed Released) Status

CREL means “closed - released.” The resolution has been completed, or the product has been updated to comply with the resolution and is available to the customer. All commitments to the customer have been fulfilled. If the CPR had a CAR opened to address the problem, that CAR has to be at CREL before the CPR can be moved to the CREL state as well.

D26

General Availability of the fix is where either the action item that was pending is now due or the fix being developed is now due. Subtracting wait time, per TL9000 counting rules, this is either the actual number of days (if less than 180 days) or 180 days. If the action item or fix is not available by the committed to date then the CPR is late. Team leads should notify the CPR Chairperson as to any delays in closing a CPR by the date committed to the customer.

The CPR Chairman and the Team Leads will determine if a CPR will require Follow-up, upon closure of the complaint. Follow-up results shall be recorded along with the level of satisfaction expressed by the customer and any comments from the customer.

5.2.13	Closed Rejected (CREJ)

Closed rejected (CREJ) is a state used when a CPR will be closed as rejected, duplicate, no trouble found or can not reproduce.

5.3	Call Center Report

Customer calls that are unable to be resolved by the customer support center are converted from the Call Center Report, to a CPR by the CPR Administrator as an unofficial CPR. The Call Center CPRs are reviewed at the CPR resolution meeting for further actions.

6.0	CPR Resolution Meeting

The following serves as a guideline for the CPR Resolution Meeting.

6.1	Meeting Inputs / Outputs / Agenda

Meeting Inputs:	Customer Problem Reports sorted by status Full Printout of new Customer Problem Reports CPRs that are in the RSPRDY Status

Meeting Outputs:	State changes, updates to Assign To and Implementer.

Meeting Agenda:	Assignment of New Customer Problem Reports Presentation of CPR resolutions by Team Leads Status updates review Assignment of CCDs Examine CPR’s exceeding target dates and CCDs

6.2	Assignment of New Customer Problem Reports

The CPR Chairman shall present the new CPRs (OPEN and ACKRSP) that have no “Assigned To.” The CPR Chairman shall present the CPR, and a joint decision should be made by the CPR resolution team as to the most appropriate Team Lead for a particular CPR. The Team Lead may defer assignment of the Implementer until later, or may inform the CPR Chairman of his/her selection. Assignments shall be recorded on the report and given to the CPR Administrator after the meeting.

6.3	Presentation of CPR Resolutions by Team Leads

The Team Leads shall present resolutions at the CPR meeting. Each CPR resolution shall be accepted or rejected by the Chairman and participants. The solution shall also be given to the Call Center representative. This shall be used in answering customer questions and resolving known field problems. The CPR Chairman shall present the data to the CPR Administrator at the conclusion to the meeting. The team leads shall indicate any CPR that may not make the commitment date given to the customer. Alternative solutions may be pursued to meet the commitment date or the customer shall be notified of the revised commitment date.

D27

6.4	Status Updates Review

This section of the meeting should be devoted to communicating the CPRs that changed status since the last CPR Resolution meeting. No attempt should be made to solve any problem, just communicate status.

6.5	Examine CPR’s Exceeding Target Dates.

Each category of CARs should be examined, looking at the report for days open. The following checks should be made:

•	Every CPR should be assigned to a Team Lead within 24 hours.

•	Any CPR that is open > 15 days and has not reached SMECOM or RSPCOM is overdue. An interim report to the customer may be REQUIRED at this time.

•	Any CPR that reaches SMEAPP or RSPAPP must have a CCD assigned. The CCD should be a date, not a product change event. Enter the best estimate, either an actual date or a quarter may be entered here. This date will be communicated to the customer.

•	Target date may reflect a product change event,

•	The report of CPRs sorted by CCD should be examined to ensure that no CPRs are exceeding their Customer Commitment Dates.

7.0	Release to Customer

Whenever an updated product is released to the customer, the customer should be presented with a report of the CPRs (CARs with CCN). It should be filtered to show only that customer and CCD (feature package we committed to). This will allow the customer to verify our commitment to them.

8.0	Defective Product Samples

If samples are submitted, the customer shall be notified of the disposition of the product stating how long the samples will be held and if they are to be returned.

If the sample is under warranty and is not replaced or returned, the customer shall be given credit or a refund for the sample.

9.0	Emergency Customer Problem Reports

An emergency is a situation resulting in a severe service impairment, service outage, fire or safety hazard. In emergency situations the normal CPR procedure may be bypassed and the customer may telephone, personally communicate, or write a letter to be followed by the CPR. Inventory and departmental procedures shall be established so that emergency equipment can be obtained by the customer within 24 hours of being notified.

10.0	Customer Problem Report Summary

The CPR Administrator shall initiate and maintain a summary of all valid CPRs. The Customer Problem Report Summary shall contain the following:

•	Date Open;

•	CPR Number;

•	Customer;

•	Brief Description of Problem;

•	CPR Status;

•	CAR Number.

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11.0	Documentation Retention

All documentation and correspondence relating to the CPR, including a copy of the closed CAR, shall be retained in a file by the Quality Department for a period of two (2) years from the CAR closure date.

12.0	Follow-up

After the fix has been completed the CPR Chairman and Team Leads are to evaluate closed customer complaints to determine if the Customer Problem Resolution requires follow-up. The Team Leads will assign the follow-up person and date that follow up should happen. CPR follow up has been chosen as a metric in TL9000 to indicate proactive contact with the customer and as a measure of customer satisfaction. Follow up should include recording a rating that the customer gives toward Marconi performance in providing a good solution in a timely manner. Recording of any customer comments is useful. Closed is defined as CREL.

D29

Appendix A Customer Problem Response Report

Access Network Systems Group 8616 Freeport Parkway Irving, TX 75063

15 Customer Problem Response Report

Customer:

Customer Problem Report ID(s):

CAR(s):

Related Documents:

Description of Problem:

Analysis of Problem:

Customer Exposure of Problem:

How to Avoid the Problem:

How to Work Around the Problem Once Encountered:

Corrective Action:

D30

EXHIBIT E

OUT-OF-WARRANTY REPAIRS

The following document sets forth the repair pricing for Products no longer covered under warranty.

	Material Description	Product Hierarchy	List Price $
RP4102004A2	REPAIR OF OIU4 L2 W/FC CONN	10	162.00
RP4102060A	REPAIR DCU 60A	10_ACC_DLF_FCH	114.00
RP4102060B	REPAIR DCU60B	10_ACC_DLF_FCH	114.00
RP4102061A	REPAIR DCU61A	10_ACC_DLF_FCH	123.00
RP4102061C	REPAIR DCU61C	10_ACC_DLF_FCH	119.00
RP4102063A	REPAIR SFU3A	10_ACC_DLF_FCH	176.00
RP4102065A	REPAIR SFU13A	10_ACC_DLF_FCH	116.00
RP4102065C	REPAIR SFU13C	10_ACC_DLF_FCH	103.00
RP41-020-66	REPAIR ONU 2W COIN CH UNIT	10_ACC_DLF_FCH	147.00
RP41-020-68	REPAIR SFU28P-PHONE	10_ACC_DLF_FCH	89.00
RP41-020-69	REPAIR SFU52	10_ACC_DLF_FCH	118.00
RP4102069A	REPAIR SFU52A	10_ACC_DLF_FCH	118.00
RP4102069B	CD ASSY SFU-52B-OCU DP	10_ACC_DLF_FCH	118.00
RP41-020-99	REPAIR QCU60MB	10_ACC_DLF_FCH	156.00
RP4102099A	REPAIR/QCU60 MB	10_ACC_DLF_FCH	149.00
RP4102099B	‘REPAIR OF QCU60B(4102099B)’	10_ACC_DLF_FCH	143.00
RP41-008-27	REPAIR SCU27 DC SIGNATURE	10_ACC_DLF_FCO	173.00
RP4102004B	REPAIR OIU4B	10_ACC_DLF_FCO	230.00
RP4102004B1	REPAIR OIU4B1	10_ACC_DLF_FCO	162.00
RP4102004B2	REPAIR OIU4B2	10_ACC_DLF_FCO	162.00
RP4102004B3	REPAIR OIU4B3	10_ACC_DLF_FCO	162.00
RP4102004C1	REPAIR OIUC1	10_ACC_DLF_FCO	139.00
RP4102004L1	REPAIR OIU4 L1	10_ACC_DLF_FCO	162.00
RP4102005B1	No desciption on Jobscope	10_ACC_DLF_FCO	229.00
RP4102005C1	REPAIR OIUC1	10_ACC_DLF_FCO	229.00
RP4102005C2	REPAIR OIU5C2	10_ACC_DLF_FCO	256.00
RP4102005D1	REPAIR OIUD1	10_ACC_DLF_FCO	121.00
RP4102005L1	O1U5L1 W/SC CONN	10_ACC_DLF_FCO	229.00
RP4102007B1	REPAIR OIU7B1	10_ACC_DLF_FCO	229.00
RP4102007B2	REPAIR OIU7B2	10_ACC_DLF_FCO	229.00
RP4102007B3	REPAIR OIU7B3	10_ACC_DLF_FCO	297.00
RP4102007C1	REPAIR OIU7C1	10_ACC_DLF_FCO	229.00
RP4102007C2	REPAIR OIU7C2	10_ACC_DLF_FCO	229.00
RP4102007E1	REPAIR OIU7E1	10_ACC_DLF_FCO	167.00
RP4102007L1	REPAIR OIU7	10_ACC_DLF_FCO	229.00
RP4102007L2	REPAIR OIU7L2	10_ACC_DLF_FCO	229.00
RP4102009A1	‘REPAIR OF OIU 72A1 (4102009A1)’	10_ACC_DLF_FCO	267.40
RP4102015B1	REPAIR OIU15B1	10_ACC_DLF_FCO	297.00
RP4102015B2	REPAIR OIU15B2	10_ACC_DLF_FCO	297.00
RP4102015B3	REPAIR OIU15B3	10_ACC_DLF_FCO	297.00

E1

	Material Description	Product Hierarchy	List Price $
RP4102015C1	REPAIR OIU15C1	10_ACC_DLF_FCO	256.00
RP4102015C2	REPAIR OIU15C2	10_ACC_DLF_FCO	256.00
RP4102015C3	REPAIR OIU15C3	10_ACC_DLF_FCO	256.00
RP4102015L1	REPAIR OIU15L1	10_ACC_DLF_FCO	297.00
RP4102015L2	REPAIR OIU15L2	10_ACC_DLF_FCO	297.00
RP4102015L3	REPAIR OIU15L3	10_ACC_DLF_FCO	297.00
RP4102016B1	REPAIR OIU14B1	10_ACC_DLF_FCO	169.00
RP4102016B3	REPAIR OIU14B3	10_ACC_DLF_FCO	169.00
RP4102017B1	REPAIR OIU17B1	10_ACC_DLF_FCO	297.00
RP4102017B2	REPAIR OIU17B2	10_ACC_DLF_FCO	297.00
RP4102017B3	REPAIR OIU17B3	10_ACC_DLF_FCO	297.00
RP4102017C1	REPAIR OIU17C1	10_ACC_DLF_FCO	256.00
RP4102017C2	REPAIR OIU17C2	10_ACC_DLF_FCO	256.00
RP4102017C3	REPAIR OIU17C3	10_ACC_DLF_FCO	256.00
RP4102017L1	REPAIR OIU17L1	10_ACC_DLF_FCO	297.00
RP4102017L2	REPAIR OIU17L2	10_ACC_DLF_FCO	297.00
RP4102017L3	REPAIR OIU17L3	10_ACC_DLF_FCO	297.00
RP41-020-21	OIU-11	10_ACC_DLF_FCO	70.00
RP41-020-22	OIU-12	10_ACC_DLF_FCO	47.50
RP4102024L1	REPAIR OIU-41	10_ACC_DLF_FCO	121.00
RP4102026B1	REPAIR OIU-71B	10_ACC_DLF_FCO	142.00
RP4102026C1	OIU-71C	10_ACC_DLF_FCO	142.00
RP4102031A	OPU2A HDT OPT PR SR	10_ACC_DLF_FCO	139.00
RP4102031B	REPAIR OPU2B	10_ACC_DLF_FCO	119.00
RP4102031C	REPAIR OPU2C	10_ACC_DLF_FCO	139.00
RP4102048C	‘REPAIR OF OMU18C (4102048C)’	10_ACC_DLF_FCO	404.00
RP4102050B	REPAIR OMU1B HDT OPT MAINT.	10_ACC_DLF_FCO	144.00
RP4102052C	REPAIR DTU 1C	10_ACC_DLF_FCO	85.00
RP4102052D	‘REPAIR OF DTU1D (4102052D)1	10_ACC_DLF_FCO	85.00
RP41-020-53	ONU DRP TST UN (DTU2)	10_ACC_DLF_FCO	2.00
RP4102053A	DTU2AONUDRPTSTUN	10_ACC_DLF_FCO	2.00
RP4102053B	DTU2B ONU DRP TST UN	10_ACC_DLF_FCO	25.00
RP4102053C	REPAIR DTU 2C	10_ACC_DLF_FCO	79.00
RP41-020-79	REPAIR CPCI	10_ACC_DLF_FCO	121.00
RP4102081A	REPAIR ONU-NPC2A	10_ACC_DLF_FCO	129.00
RP4102081B	REPAIR ONU-NPC2B	10_ACC_DLF_FCO	111.00
RP4102081D	REPAIR ONU/NPC2D	10_ACC_DLF_FCO	93.00
RP4102081E	‘REPAIR OF NPC2E (4102081E)’	10_ACC_DLF_FCO	48.00
RP41-020-82	LPC-1 LCL POWER CARD	10_ACC_DLF_FCO	78.00
RP41-020-83	‘REPAIR OF ONU LOCAL PWR CD 2 LPC2’	10_ACC_DLF_FCO	155.00
RP4102083A	‘REPAIR OF ONU LPC2A(4102083A)’	10_ACC_DLF_FCO	155.00
RP41-020-84	BCC-1 BATT CHGR CARD	10_ACC_DLF_FCO	27.50
RP41-020-85	UNIV POWER CD UPC 1	10_ACC_DLF_FCO	25.00
RP4102085B	UPC1B UNIVERSAL POWER CD	10_ACC_DLF_FCO	226.00
RP41-020-88	REPAIR BATT CHGR EXT (BCA)	10_ACC_DLF_FCO	35.50

E2

	Material Description	Product Hierarchy	List Price $
RP41-020-89	REPAIR BCX2 BATT CHG EXT CD	10_ACC_DLF_FCO	59.34
RP4102094L1	‘REPAIR OF OIU44 (4102094L1)’	10_ACC_DLF_FCO	871.00
RP4102146L1	‘REPAIR OF O1U46 (4102146L1)’	10_ACC_DLF_FCO	604.00
RP41-020-90	REPAIR/HDT CH SHELF-710	10_ACC_DLF_FHW	127.75
RPJC2001L13	OPTICAL CH SHF W/710	10_ACC_DLF_FHW	125.00
RP41-008-01	SCU 2W/4W E&M	10_ACC_DLP_DCH	122.00
RP41-008-03	SCU-3	10_ACC_DLP_DCH	218.00
RP4100803A	SCU-3A	10_ACC_DLP_DCH	218.00
RP4100803G	SCU-3G	10_ACC_DLP_DCH	218.00
RP4100803H	REPAIR SCU3H	10_ACC_DLP_DCH	218.00
RP4100803J	REPAIR SCU 3J	10_ACC_DLP_DCH	169.00
RP4100803K	REPAIR SCU3K	10_ACC_DLP_DCH	169.00
RP41-008-04	SCU-4	10_ACC_DLP_DCH	49.00
RP4100804A	SCU-4A	10_ACC_DLP_DCH	49.00
RP4100804C	SCU-4C	10_ACC_DLP_DCH	84.00
RP41-008-10	DCU10	10_ACC_DLP_DCH	52.00
RP41008101	DCU 101 SPS	10_ACC_DLP_DCH	74.00
RP41008101A	REPAIR DCU101A	10_ACC_DLP_DCH	74.00
RP41008103	DCU103 ISP	10_ACC_DLP_DCH	56.00
RP4100810A	DCU 10A SPS COT	10_ACC_DLP_DCH	52.00
RP4100810D	DCU 10DSPSCOT	10_ACC_DLP_DCH	52.00
RP4100810E	DCU 10ESPSCOT	10_ACC_DLP_DCH	89.00
RP4100810F	REPAIR DCU1 OF	10_ACC_DLP_DCH	89.00
RP4100810G	REPAIR DCU10G	10_ACC_DLP_DCH	89.00
RP4100812C	REPAIR SCU12C	10_ACC_DLP_DCH	94.00
RP4100813D	SCU13D UBRITE CHAN UNIT	10_ACC_DLP_DCH	140.00
RP4100813E	REPAIR SCU13E UBRITE CHAN UNIT	10_ACC_DLP_DCH	140.00
RP4100813F	REPAIR SCU13F	10_ACC_DLP_DCH	140.00
RP41-008-20	DCU20	10_ACC_DLP_DCH	54.00
RP4100820A	DCU 20A SPS RDT	10_ACC_DLP_DCH	54.00
RP4100820B	DCU 20B SPS RDT	10_ACC_DLP_DCH	54.00
RP4100820C	DCU 20C SPS RDT	10_ACC_DLP_DCH	54.00
RP4100820D	REPAIR DCU20D	10_ACC_DLP_DCH	54.00
RP4100820E	REPAIR DCU20E	10_ACC_DLP_DCH	54.00
RP41-008-22	SCU22 SGL PREPAY CN (RDT	10_ACC_DLP_DCH	90.00
RP41008221	REPAIR SCU221	10_ACC_DLP_DCH	133.00
RP4100822A	SCU22A-COIN-RT	10_ACC_DLP_DCH	90.00
RP4100822B	REPAIR SCU22B	10_ACC_DLP_DCH	133.00
RP4100828B	REPAIR DCU28B	10_ACC_DLP_DCH	228.00
RP4100828C	REPAIR DCU28C	10_ACC_DLP_DCH	119.00
RP41-008-33	DCU33 DPO/DPT	10_ACC_DLP_DCH	128.00
RP41-008-36	DCU36	10_ACC_DLP_DCH	72.00
RP4100836A	DCU 36A SPS COT	10_ACC_DLP_DCH	72.00
RP4100836B	DCU36B-UVG-CO	10_ACC_DLP_DCH	72.00
RP4100836C	REPAIR DCU36C-UVG-CO	10_ACC_DLP_DCH	82.00
RP4100836D	REPAIR DCU36D	10_ACC_DLP_DCH	82.00

E3

	Material Description	Product Hierarchy	List Price $
RP4100837	DCU37-UVG-RT	10_ACC_DLP_DCH	78.00
RP41-008-37	REPAIR DCU37	10_ACC_DLP_DCH	78.00
RP4100837A	REPAIR DCU 37A	10_ACC_DLP_DCH	78.00
RP4100837B	DCU 37B	10_ACC_DLP_DCH	78.00
RP4100852A	REPAIR SCU52A	10_ACC_DLP_DCH	118.00
RP4100852B	REPAIR SCU52B	10_ACC_DLP_DCH	118.00
RP4100852C	REPAIR SCU52C	10_ACC_DLP_DCH	118.00
RP4100852D	REPAIR SCU52D	10_ACC_DLP_DCH	118.00
RP4100852W	REPAIR SCU52W	10_ACC_DLP_DCH	118.00
RP41-008-57	REPAIR SCU57	10_ACC_DLP_DCH	118.00
RP4100857A	REPAIR SCU57 A	10_ACC_DLP_DCH	60.50
RP41020611	REPAIR DCU203	10_ACC_DLP_DCH	102.00
RP41020611A	REPAIR DCU203A	10_ACC_DLP_DCH	102.00
RP41020611C	REPAIR DCU203C	10_ACC_DLP_DCH	123.00
RP41-108-09	MPS LVDU MODULE	10_ACC_DLP_DCH	101.00
RP41-108-30	REPAIR DCU 30	10_ACC_DLP_DCH	68.00
RP41108301	DCU301,REPAIR	10_ACC_DLP_DCH	68.00
RP41108301A	REPAIR/DCU301A	10_ACC_DLP_DCH	68.00
RP4110830A	REPAIR DCU30A	10_ACC_DLP_DCH	68.00
RP41-108-38	REPAIR DCU38	10_ACC_DLP_DCH	78.00
RP4110841A	‘REPAIR OF SCU41A (4110841A)’	10_ACC_DLP_DCH	255.00
RP41-208-20	QCU20 SP-MTS-RT	10_ACC_DLP_DCH	129.00
RP4100840A	LIU1A LINE INTFCE	10_ACC_DLP_DCO	291.00
RP4100840D	LIU1D-LINE INTRFCE	10_ACC_DLP_DCO	291.00
RP4100840E	LIU1E-LINE INTRFCE	10_ACC_DLP_DCO	291.00
RP4100840F	LIU1F-LINE INTRFCE	10_ACC_DLP_DCO	291.00
RP4100840G	LIU1G-LINE INTRFCE	10_ACC_DLP_DCO	291.00
RP4100840H	LIU1H-LINE INTRFCE	10_ACC_DLP_DCO	291.00
RP4100840K	REPAIR LIU1K	10_ACC_DLP_DCO	291.00
RP4100840L	REPAIR LIU1L	10_ACC_DLP_DCO	291.00
RP4100840M	REPAIR LIU1M	10_ACC_DLP_DCO	291.00
RP4100840N	REPAIR LIU1N	10_ACC_DLP_DCO	291.00
RP4100840P	REPAIR OF LIU1P-LINE INTRFCE	10_ACC_DLP_DCO	143.00
RP41-008-45	REPAIR LSU-LINE SUPRSR	10_ACC_DLP_DCO	30.00
RP41-008-60	CPU1 CNTL PROC	10_ACC_DLP_DCO	204.00
RP4100860A	CPU1A-CNTRL PROC	10_ACC_DLP_DCO	204.00
RP4100860E	CPU1-E CNTL PROC	10_ACC_DLP_DCO	139.00
RP4100860F	REPAIR CPU1F	10_ACC_DLP_DCO	139.00
RP41-008-61	SPU-1 SIGNAL PROC	10_ACC_DLP_DCO	274.00
RP4100861A	SPU1 A SIGNAL PROC	10_ACC_DLP_DCO	274.00
RP4100861B	SPU1 B SIGNAL PROC	10_ACC_DLP_DCO	274.00
RP4100861C	REPAIR SPU1C SIGNAL PROCESSOR	10_ACC_DLP_DCO	274.00
RP41-008-70	TRU-1	10_ACC_DLP_DCO	279.00
RP4100870B	TRU1B ISS 1	10_ACC_DLP_DCO	143.00
RP4100870C	TRU1C ISS 1	10_ACC_DLP_DCO	143.00
RP4100880A	REPAIR PCU1A PWR CNVRTR	10_ACC_DLP_DCO	190.00

E4

	Material Description	Product Hierarchy	List Price $
RP4100880C	REPAIR PCU1C	10_ACC_DLP_DCO	190.00
RP4100880D	REPAIR PCU1D-PWR CNVRTR	10_ACC_DLP_DCO	191.00
RP41-008-81	REPAIR MU2	10_ACC_DLP_DCO	230.00
RP4100883C	MU2C-MAIN-RDT	10_ACC_DLP_DCO	230.00
RP41-008-84	ALARM UNIT-RDT	10_ACC_DLP_DCO	38.00
RP41-008-85	ALARM UNIT-COT	10_ACC_DLP_DCO	69.00
RP4110809A	LVDU A	10_ACC_DLP_DCO	101.00
RP4110809B	REPAIR LVDUA	10_ACC_DLP_DCO	101.00
RP4110860A	REPAIR CPU3A	10_ACC_DLP_DCO	204.00
RP4110860B	REPAIR CPU3B	10_ACC_DLP_DCO	155.00
RP41-108-86	AU3 ALARM UNIT	10_ACC_DLP_DCO	77.00
RP41-108-87	AU4 ALARM UNIT	10_ACC_DLP_DCO	77.00
RP41-208-60	CPU DTA CNTL PROC	10_ACC_DLP_DCO	121.00
RP4120860A	REPAIR CPUA DATA CNTL	10_ACC_DLP_DCO	98.00
RP4120861E	REPAIR SPU2E	10_ACC_DLP_DCO	249.00
RP4120861G	REPAIR SPU2G	10_ACC_DLP_DCO	204.00
RP4120861H	SPU2H SIGNL PROC UNIT 2	10_ACC_DLP_DCO	115.00
RP41-208-70	REPAIR TRU2	10_ACC_DLP_DCO	187.00
RP4120870A	REPAIR TRU2A	10_ACC_DLP_DCO	187.00
RP41-308-60	REPAIR CPU4	10_ACC_DLP_DCO	342.00
RP41-408-60	REPAIR CPU5	10_ACC_DLP_DCO	269.00
RP4140860A	REPAIR CPU5A	10_ACC_DLP_DCO	369.00
RP4140860B	REPAIR CPU5B	10_ACC_DLP_DCO	369.00
RP4140861A	REPAIR SPU3A	10_ACC_DLP_DCO	134.00
RP45-108-63	CU TEST CD	10_ACC_DLP_DCO	75.00
RP45-108-64	RIBBON CABLE TEST CD	10_ACC_DLP_DCO	121.00
RP45-108-65	LIU TEST CD	10_ACC_DLP_DCO	107.00
RP45-108-66	REPAIR SPU-TEST CD	10_ACC_DLP_DCO	75.00
RP45-108-67	REPAIR TRU	10_ACC_DLP_DCO	71.00
RP45-108-68	REPAIR MU TEST CD	10_ACC_DLP_DCO	61.00
RP45-108-69	ALARM UNIT	10_ACC_DLP_DCO	75.00
RP45-208-60	REPAIR INST. TEST KIT	10_ACC_DLP_DCO	460.15
RP41-008-11	RECT MOD 50A/50VDC	10_ACC_DLP_DHW	650.00
RP41-008-30	DC DISTRIBUTION PNL ASY	10_ACC_DLP_DHW	68.00
RP4100890L3	REPAIR CO COMMON SHLF	10_ACC_DLP_DHW	127.75
RP4100891L2	REPAIR RDT COMMON SHELF	10_ACC_DLP_DHW	127.75
RP4100892L1	RT F/A PNL 7’ RK	10_ACC_DLP_DHW	126.00
RP4100892L2	REPAIR RT F/A PNL 7’RK	10_ACC_DLP_DHW	126.00
RP4100892L3	RT F/A PNL 7’RK	10_ACC_DLP_DHW	126.00
RP410O894L0	CO CHANN SHELF	10_ACC_DLP_DHW	127.75
RP4100895L2	REPAIR RT CHNL SHELF	10_ACC_DLP_DHW	153.75
RP4100895L4	REPAIR RT CHANNEL SHELF	10_ACC_DLP_DHW	127.75
RP41-208-11	REPAIR RECTIFIER 50A/50V	10_ACC_DLP_DHW	650.00
RP45-108-26	FAN ASSY,RTC D CAB	10_ACC_DLP_DHW	36.00
RP45-108-84	INV ASSY FAN PWR	10_ACC_DLP_DHW	250.00
RP45-208-04	REPAIR LVD/DC DIST PNL	10_ACC_DLP_DHW	183.00

E5

	Material Description	Product Hierarchy	List Price $
RP45-208-24	LVD/DC DP 3 SYSTEM	10_ACC_DLP_DHW	179.00
RP72-07-956	REPAIR RECT MODULE	10_ACC_DLP_DHW	130.00
RP73-25-022	RECTIFIER CIRCUIT CARD	10_ACC_DLP_DHW	165.00
RP73-25-024	REPAIR RECTIFIER 25A 54.5V NOM	10_ACC_DLP_DHW	440.00
RP73-25-025	RECTIFIER A50B50 B	10_ACC_DLP_DHW	650.00
RP73-25-028	REPAIR RECTIFIER	10_ACC_DLP_DHW	330.00
RP73-71-990	REPAIR SFT5 RING GEN	10_ACC_DLP_DHW	303.76
RP75-00-195	DSX 1 CHASIS	10_ACC_DLP_DHW	160.00
RP41-014-15	REPAIR X. 25	10_ACC_DLP_DSS	448.00
RP41-108-02	REPAIR/PRINTER KIT-MICROLINE 320	10_ACC_DLP_DSS	250.00
RP41-408-08	RACK MT.SSX.25/RS-232	10_ACC_DLP_DSS	487.00
RP41-408-09	RACK MT. SS RE-232 UGKT	10_ACC_DLP_DSS	179.00
RP72-40-897	COMPUTER TANDY MOD.4000	10_ACC_DLP_DSS	500.00
RP73-03-511	PC WORKSTATION KEYBOARD	10_ACC_DLP_DSS	150.00
RP73-11-692	MODULE SERIAL IO 8CH IBM	10_ACC_DLP_DSS	125.00
RP73-11-696	MODULE, SERIAL 8CH RS422	10_ACC_DLP_DSS	125.00
RP4100835B	REPAIR MDU3B	10_ACC_DLS_SCO	276.00
RP41-008-38	REPAIR DLU3 DATA LINK UNIT	10_ACC_DLS_SCO	241.00
RP4100838B	REPAIR DLU3B	10_ACC_DLS_SCO	241.00
RP4100838C	REPAIR DLU3C DATA LINK UNIT	10_ACC_DLS_SCO	241.00
RP4100842A	REPAIR UDU3A	10_ACC_DLS_SCO	512.00
RP4100842B	REPAIR UDU3A	10_ACC_DLS_SCO	512.00
RP41-008-43	REPAIR OLU3	10_ACC_DLS_SCO	429.00
RP4100843A	REPAIR OLU3A	10_ACC_DLS_SCO	429.00
RP4110861A	TPU3A TRANS PRSCR UNIT 3	10_ACC_DLS_SCO	206.00
RP41-108-64	REPAIR TPU4	10_ACC_DLS_SCO	191.00
RP4110864B	REPAIR TPU4B	10_ACC_DLS_SCO	191.00
RP4110892L1	DISC’S 3 COT F/A PANEL	10_ACC_DLS_SHW	398.00
RP4110894L0	REPAIR COT CHAN SHLF WOUT/E&M	10_ACC_DLS_SHW	309.00
RP4110895L1	RT CH SHLF	10_ACC_DLS_SHW	309.00
RP4102048A	REPAIR OMU 18A	10_ACC_DLV_VCO	133.70
RP4102145A1	‘REPAIR OF OIU45A1 (4102145A1)’	10_ACC_DLV_VCO	394.00
RP4102145L1	‘REPAIR OF OIU45 (4102145L1)’	10_ACC_DLV_VCO	394.00
RP4102148Z1	OIU 48Z1(REPAIR)	10_ACC_DLV_VCO	182.00
RP4100803E	SCU-3E	10_ACC_OTH_PRP	218.00
RP4100804	SCU-4	10_ACC_OTH_PRP	49.00
RP4100810	DCU10-SPMTS-CO	10_ACC_OTH_PRP	52.00
RP41008101Z	REPAIR DCU101Z	10_ACC_OTH_PRP	74.00
RP4100810B	DCU10B-SP MTS-CO	10_ACC_OTH_PRP	89.00
RP4100820	DCU20-SP MTS-RT	10_ACC_OTH_PRP	54.00
RP4100820Z	REPAIR DCU20Z	10_ACC_OTH_PRP	74.00
RP4100822	SCU22-COIN-RT	10_ACC_OTH_PRP	90.00
RF4100833	DCU33-DPO/DPT	10_ACC_OTH_PRP	128.00
RP4100836	DCU36-UVG-CO	10_ACC_OTH_PRP	72.00
RP41-008-40	LIU-1 LINE INTRFCE	10_ACC_OTH_PRP	291.00
RP4100852	SCU 52 OCU-DP	10_ACC_OTH_PRP	210.00

E6

	Material Description	Product Hierarchy	List Price $
RP4100857	SCU 57 DSO-DP	10_ACC_OTH_PRP	189.00
RP4100861	SPU1-SIGNL PROC	10_ACC_OTH_PRP	274.00
RP4100870	TRU1-TRNSMT/RCV ISSU1	10_ACC_OTH_PRP	279.00
RP4100880	PCU1-PWR CNVRTR	10_ACC_OTH_PRP	298.00
RP4100882	MU1-MAINT-COT	10_ACC_OTH_PRP	230.00
RP41-008-82	DISC*S MAINTENANCE UNIT	10_ACC_OTH_PRP	230.00
RP4100883	MU2-MAINT-RDT	10_ACC_OTH_PRP	230.00
RP41-008-83	DISC*S MU2	10_ACC_OTH_PRP	230.00
RP4100884	AU2-ALARM-RDT	10_ACC_OTH_PRP	38.00
RP4100885	AU1-ALARM-COT	10_ACC_OTH_PRP	69.00
RP4102005B	OIU5B	10_ACC_OTH_PRP	297.00
RP4102007B	REPAIR OIU7B	10_ACC_OTH_PRP	297.00
RP4102016A	REPAIR OIU14A	10_ACC_OTH_PRP	169.00
RP4102026Y1	REPAIR OIU71Y1	10_ACC_OTH_PRP	142.00
RP41-020-50	HDT OPT MAINT (OMU 1)	10_ACC_OTH_PRP	25.00
RP41-020-55	OPTICAL RIBBON CABLE	10_ACC_OTH_PRP	30.00
RP4102065Z	REPAIR SFU13Z	10_ACC_OTH_PRP	103.00
RP41-108-61	TPU3 TRANS PRSCR UNIT 3	10_ACC_OTH_PRP	206.00
RP4110886	AU3 ALARM UNIT	10_ACC_OTH_PRP	82.00
RP41108L1	DUSC’S 3 COT F/A PANEL	10_ACC_OTH_PRP	398.32
RP4130860C	REPAIR CPU4C	10_ACC_OTH_PRP	342.00
RP4140861B	REPAIR SPU3B	10_ACC_OTH_PRP	134.00
RP73-03-510	KEY BD 106K 30MM	10_ACC_OTH_PRP	270.00
RP73-11-703	MONITOR, 14” COLOR	10_ACC_OTH_PRP	1,000.00
RP73-20-377	RACK MOUNT MONITOR	10_ACC_OTH_PRP	313.00
RP487111300	‘REPAIR OF SFT5 RING GEN (487111300)’	20_TRD_RNG_RNG	303.76
RP486528200	‘REPAIR OF RECT,VORTEX PCU,48V,15A’	20_VMS_RCT_RCT	511.00

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